As filed with the Securities and Exchange Commission on February 13, 2007
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CapitalSource Inc.
(Exact name of registrant as specified in its charter)

Delaware	6153	35-2206895
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
CapitalSource Finance LLC
(Exact name of registrant as specified in its charter)

Delaware	6153	52-2263026
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(301) 841-2700
(Address, including zip code and telephone number, including area code of registrants’ principal executive offices)

Steven A. Museles
Chief Legal Officer
CapitalSource Inc.
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(301) 841-2700
(Name, address, including zip code and telephone number, including area code of agent for service)

Copies to:

James E. Showen, Esq. Kevin L. Vold, Esq. Hogan & Hartson L.L.P. 555 Thirteenth Street, N.W. Washington, D.C. 20004 (202) 637-5600	Alan Dean, Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after this Registration Statement becomes effective and the satisfaction or waiver of all other conditions pursuant to the exchange offer described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price per	Aggregate Offering	Registration
Securities to be Registered	Registered	Security(1)	Price(1)	fee
Senior Subordinated Convertible Debentures Due 2034	$225,000,000	100%	$225,000,000	$24,075
Common Stock, $0.01 par value per share	(2)	(2)	(2)	(2)
Guarantee of 1.625% Senior Subordinated Convertible Debentures due 2034	N/A	(3)	(3)	(3)

(1)	Calculated in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended, based upon the book value of the Senior Convertible Debentures Due 2034 sought in the exchange.
(2)	Includes such indeterminate number of shares of common stock of CapitalSource Inc. as may be issued upon conversion of the New Notes registered hereby; the shares are not subject to an additional fee pursuant to Rule 457(i) of the Securities Act.
(3)	No separate consideration will be received for the Subsidiary Guarantee. Pursuant to Rule 457(n), there is no filing fee with respect to the Subsidiary Guarantee.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus may change. We may not complete this exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, FEBRUARY 13, 2007
PROSPECTUS

$225,000,000
CapitalSource Inc.
OFFER TO EXCHANGE

a new series of Senior Subordinated Convertible Debentures Due 2034,
guaranteed on a senior subordinated basis by CapitalSource Finance LLC and bearing interest until March 15, 2009 at a rate of 1.625% per year, for all of our outstanding Senior Convertible Debentures Due 2034, guaranteed on a senior basis by CapitalSource Finance LLC and bearing interest until March 15, 2009 at a rate of 1.25% per year

Subject to the Terms and Conditions described in this Prospectus

The Exchange Offer
CapitalSource Inc. is offering to exchange, upon the terms and subject to the conditions set forth in this prospectus, a new series of its Senior Subordinated Convertible Debentures Due 2034, guaranteed on a senior subordinated basis by its wholly owned subsidiary, CapitalSource Finance LLC, or “Finance,” and bearing interest until March 15, 2009 at a rate of 1.625% per year, for all of CapitalSource’s outstanding $225 million aggregate principal amount of Senior Convertible Debentures Due 2034, which are guaranteed on a senior basis by Finance and which bear interest until March 15, 2009 at a rate of 1.25% per year. We refer to this offer as the “exchange offer.” We refer to our outstanding Senior Convertible Debentures Due 2034 as the “Old Notes” and the related senior guarantee by Finance as the “Old Guarantee.” We also refer to the new series of Senior Subordinated Convertible Debentures Due 2034 as the “New Notes” and the related senior subordinated guarantee by Finance as the “New Guarantee.” The CUSIP numbers relating to the Old Notes are 14055X AA 0 and 14055X AB 8. The CUSIP number relating to the New Notes is 14055X AF 9.

•	Tenders of Old Notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer.
•	The exchange offer expires at 5:00 p.m., New York City time, on March 15, 2007, unless extended, which date we refer to as the expiration date.
The New Notes
The terms of the New Notes differ from the terms of the outstanding Old Notes in the following ways:

•	Interest Rate: 1.625% per year on the principal amount, payable semi-annually in arrears on March 15 and September 15 of each year, beginning September 15, 2007 and accruing from the date of exchange. Like the Old Notes, the New Notes will not bear interest after March 15, 2009.
•	Ranking: The New Notes will rank junior to all of CapitalSource’s other existing and future indebtedness, including any Old Notes not exchanged in this exchange offer, unless the existing or future indebtedness provides that it ranks junior or equal in right of payment to the New Notes. The guarantees of our outstanding trust preferred securities will rank junior to the New Notes. The New Guarantee will rank junior in right of payment to all of Finance’s other existing and future indebtedness or guarantees of indebtedness, including any Old Guarantee not exchanged in this exchange offer, unless the existing or future indebtedness provides that it ranks junior or equal in right of payment to the New Guarantee. The debt of Finance relating to our outstanding trust preferred securities will rank junior to the New Guarantee. The New Notes and New Guarantee will rank structurally junior to all existing and future liabilities incurred or guaranteed by subsidiaries other than Finance.
•	Payment upon conversion: The New Notes will be issued with settlement provisions matching those used in recent convertible note offerings.
Contemporaneous Exchange Offer
The exchange offer described in this prospectus is being conducted contemporaneously with our offer to exchange our outstanding $330 million in aggregate principal amount of 3.5% senior convertible debentures due 2034, guaranteed on a senior basis by Finance, for a like principal amount of 4% senior subordinated convertible debentures due 2034, guaranteed on a senior subordinated basis by Finance. The New Notes and New Guarantee will rank evenly with the notes and guarantee issued upon closing of the contemporaneous exchange offer. Neither exchange offer is conditioned on the completion of the other.
SEE “RISK FACTORS” BEGINNING ON PAGE 12 FOR A DISCUSSION OF ISSUES THAT YOU SHOULD CONSIDER WITH RESPECT TO THE EXCHANGE OFFER.
Neither we, our Board of Directors, the exchange agent, the information agent, the dealer manager nor any other person is making any recommendation as to whether you should choose to exchange your Old Notes for New Notes.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or this transaction, passed upon the merits or fairness of this transaction, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Citigroup
Dealer Manager

          , 2007

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the dealer manager has not, authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, prospects and consolidated financial condition and results of operations may have changed since that date. This prospectus incorporates important business and financial information about us that is not included in or delivered with this document. This information is available without charge to securityholders upon written or oral request to Capital Source Inc., Investor Relations, 4445 Willard Avenue, 12th Floor, Chevy Chase, Maryland 20815, telephone (800) 370-9431. In order for you to receive timely delivery of the documents before the expiration date of the exchange offer, you must request the information no later than March 8, 2007.

CapitalSource Inc., our logo and other trademarks mentioned in this prospectus are the property of their respective owners.

SUMMARY

This summary highlights information appearing elsewhere in this prospectus and the documents incorporated by reference. You should read this entire prospectus as well as the information to which we refer you and the information incorporated by reference carefully, especially the matters discussed in “Risk Factors.”

CapitalSource Inc.

Our principal executive office is located at 4445 Willard Avenue, 12th Floor, Chevy Chase, Maryland 20815, and our telephone number is (301) 841-2700. We maintain a website at www.capitalsource.com on which we post all reports we file with the SEC under Section 13(a) of the Securities Exchange Act of 1934. We also post on this site our key corporate governance documents, including our board committee charters, our ethics policy and our principles of corporate governance. Information on our website is not, however, a part of this prospectus.

The Exchange Offer

The following is a brief summary of the terms of the exchange offer. For a more complete description, see “The Exchange Offer.”

Reasons for the Exchange Offer	As our business is capital intensive, we continually seek to expand the sources of funds available to us. During 2005 and 2006, we have accessed the unsecured debt markets through the establishment of our first unsecured revolving credit facility and by completing seven placements of junior subordinated trust preferred securities. Our goals for 2007 include accessing the unsecured debt markets more regularly to meet our funding objectives. To that end, we are making the exchange offer, and the contemporaneous exchange offer described below, primarily to increase the flexibility we have in funding our capital needs. Because the New Notes will rank junior to all of our existing and future secured and senior unsecured indebtedness, including the Old Notes and any outstanding notes not exchanged in the contemporaneous exchange offer described below, we believe the exchange offers may enhance our credit profile for senior indebtedness in the judgment of the rating agencies, and may result in higher debt ratings for our senior indebtedness than had we not executed the exchange offers. Higher debt ratings may enhance our access to senior unsecured debt funding. Our senior unsecured debt is currently rated BBB− by Fitch Ratings.

We also intend to issue the New Notes with provisions relating to payment upon conversion based on a longer observation period and a volume-weighted average stock price, both of which reflect the current state of the convertible notes market. We believe these provisions will help us manage any conversions as efficiently as possible.

Terms of the Exchange Offer	We are offering to exchange $1,000 in principal amount of New Notes and related New Guarantee for each $1,000 in principal amount of our Old Notes and related Old Guarantee validly tendered and not validly withdrawn. New Notes will be issued in principal denominations of $1,000 and integral multiples of $1,000. You may tender all, some or none of your Old Notes. On the date the New Notes are issued in exchange for the Old Notes, which we refer to as the settlement date, we will not pay to any exchanging holder interest accrued and unpaid on the Old Notes. Instead, on September 15, 2007, we will pay to holders of record of the New

Notes interest on the New Notes accruing from March 15, 2007 at (1) 1.25% per annum from, and including, March 15, 2007, to, but not including, the settlement date, and (2) 1.625% per annum from and including the settlement date.

Conditions to the Exchange Offer	The exchange offer is subject to receipt of a satisfactory legal opinion from our tax counsel, Hogan & Hartson LLP, to the effect that, among other things, the exchange of Old Notes for New Notes represents a “significant modification” of the Old Notes for federal income tax purposes, and other customary conditions, including that the registration statement of which this prospectus forms a part has become effective. This exchange offer is not conditioned on the completion of our contemporaneous exchange offer described below. See “The Exchange Offer — Conditions to the Exchange Offer.”

Expiration Date; Extension	The exchange offer will expire at 5:00 p.m., New York City time, on March 15, 2007, unless extended or earlier terminated by us, which date we refer to as the “expiration date.” We may extend the expiration date for any reason. If we decide to extend the exchange offer, we will announce the extension by press release or other permitted means no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration of the exchange offer.

Withdrawal of Tenders	The tender of the Old Notes pursuant to the exchange offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

Procedures for Exchange	A holder who wishes to tender Old Notes in the exchange offer must transmit to the exchange agent an agent’s message, which agent’s message must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. We intend to accept all Old Notes validly tendered and not withdrawn as of the expiration of the exchange offer and will issue the New Notes promptly after expiration of the exchange offer, upon the terms and subject to the conditions in this prospectus.

Old Notes may be tendered by electronic transmission of acceptance through The Depository Trust Company’s, which we refer to as DTC, Automated Tender Offer Program, which we refer to as ATOP, procedures for transfer. Custodial entities that are participants in DTC must tender Old Notes through DTC’s ATOP. A letter of transmittal need not accompany tenders effected through ATOP. Please carefully follow the instructions contained in this document on how to tender your securities. See “The Exchange Offer — Terms of the Exchange Offer.”

Amendment of the Exchange Offer	We reserve the right to interpret or modify the terms of the exchange offer, provided that we will comply with applicable laws that may require us to extend the period during which securities may be tendered or withdrawn as a result of changes in the terms of or information relating to the exchange offer.

Contemporaneous Exchange Offer	Contemporaneously with this exchange offer, we are offering to exchange all our outstanding $330 million in aggregate principal amount of 3.5% senior convertible debentures due 2034, which are guaranteed on a senior basis by Finance, for a like principal amount of our 4% senior subordinated convertible debentures due

2034, guaranteed on a senior subordinated basis by Finance. The New Notes and New Guarantee will rank evenly with the notes and guarantee issued upon closing of the contemporaneous exchange offer. Neither exchange offer is conditioned on the completion of the other.

Use of Proceeds	We will not receive any cash proceeds from the exchange offer. Old Notes that are validly tendered and exchanged pursuant to the exchange offer will be retired and canceled.

Fees and Expenses	We estimate that the total fees and expenses of the exchange offer, including the fees and expenses incurred in connection with our contemporaneous exchange offer, and assuming all of the Old Notes are exchanged for New Notes, will be approximately $2.35 million.

Certain U.S. Federal Income Tax Consequences	The U.S. federal income tax treatment of the exchange and the consequences to holders of participating in the exchange are complex. See “Certain U.S. Federal Income Tax Consequences.

Old Notes Not Tendered or Accepted for Exchange	Any Old Notes not accepted for exchange for any reason will be returned without expense to you promptly after the expiration, termination or withdrawal of the exchange offer. If you do not exchange your Old Notes in the exchange offer, or if your Old Notes are not accepted for exchange, you will continue to hold your Old Notes and you will be entitled to all the rights and subject to all the limitations applicable to the Old Notes.

Consequences of Not Exchanging Old Notes	The liquidity of any trading market for Old Notes could be significantly reduced to the extent that Old Notes are tendered and accepted for exchange in the exchange offer.

Deciding Whether to Participate in the Exchange Offer	Neither we nor our officers or directors have made any recommendation as to whether you should tender or refrain from tendering all or any portion of your Old Notes in the exchange offer. Further, we have not authorized anyone to make any such recommendation. You should make your own decision as to whether you should tender your Old Notes in the exchange offer and, if so, the aggregate amount of Old Notes to tender after reading this prospectus, including the “Risk Factors” and the information incorporated by reference in this prospectus, and consulting with your advisors, if any, based on your own financial position and requirements.

Exchange Agent	Wells Fargo Bank, N.A.

Dealer Manager	Citigroup Global Markets Inc.

Information Agent	Georgeson Inc.

Trading	Our common stock is traded on the New York Stock Exchange under the symbol “CSE.” The Old Notes were not listed on any national securities exchange or automated quotation system and we do not intend to list the New Notes on any national securities exchange or automated quotation system.

Material Differences Between the Old Notes and Old Guarantee and the New Notes and New Guarantee

The material differences between the Old Notes and Old Guarantee and the New Notes and New Guarantee are described in the table below, and except as set forth below, the terms of the New Notes and New Guarantee are materially similar to the Old Notes and Old Guarantee. The differences in the New Notes and New Guarantee relate primarily to the addition of subordination provisions, and the increased interest rate on the New Notes. The table below is qualified in its entirety by the information contained in this prospectus and the documents governing the Old Notes and Old Guarantee and the New Notes and New Guarantee. For a more detailed description of the New Notes and New Guarantee, see “Description of New Notes and New Guarantee.”

	Old Notes and Old Guarantee	New Notes and New Guarantee

Notes and principal amount	$225,000,000 aggregate principal amount of Senior Convertible Debentures due 2034.	Up to $225,000,000 aggregate principal amount of Senior Subordinated Convertible Debentures due 2034.

Ranking	The Old Notes are the unsecured and senior obligations of CapitalSource.	The New Notes are the unsecured and senior subordinated obligations of CapitalSource.

	The Old Notes rank :	The New Notes will rank:

  •   senior in right of payment to all of CapitalSource’s existing and future subordinated indebtedness;
  •   equal in priority with all the existing and future unsecured and unsubordinated indebtedness of CapitalSource;

  •   senior in right of payment to CapitalSource’s existing and future indebtedness that provides for its subordination to the New Notes, including guarantees by CapitalSource of debt incurred by Finance in our outstanding trust preferred securities financings;

• junior to all of its existing and future secured indebtedness; and • structurally junior to all existing and future indebtedness incurred or guaranteed by subsidiaries other than Finance.
  •   equal in right of payment to CapitalSource’s existing and future indebtedness providing for equal ranking with the New Notes, including any senior subordinated convertible debt that we may issue at the closing of the contemporaneous exchange offer;
  •   junior in right of payment to all of CapitalSource’s other existing and future indebtedness;   and

• structurally junior to all existing and future liabilities incurred or guaranteed by subsidiaries other than Finance.

	Old Notes and Old Guarantee	New Notes and New Guarantee

	The Old Guarantee by Finance is the unsecured and unsubordinated obligation of Finance. The Old Guarantee ranks:	The New Guarantee by Finance will be the unsecured and senior subordinated obligation of Finance. The New Guarantee will rank:

  •   senior to all existing and future unsecured and subordinated indebtedness of Finance;
  •   equal in priority with all existing and future unsecured and unsubordinated indebtedness of Finance; and
  •   junior to all Finance’s existing and future secured indebtedness, to the extent of the value of the collateral, and structurally junior to all existing and future indebtedness incurred or guaranteed by CapitalSource’s subsidiaries other than Finance.

  •   senior in right of payment to Finance’s existing and future indebtedness that provides for its subordination to the New Guarantee, including debt of Finance issued in connection with our outstanding trust preferred securities financings;
  •   equal in right of payment to Finance’s existing and future indebtedness or guarantees of Finance providing for equal ranking with the New Guarantee, including the guarantee by Finance of the senior subordinated convertible debt that we may issue at the closing of the contemporaneous exchange offer;
  •   junior in right of payment to all of Finance’s other existing and future indebtedness or guarantees of indebtedness;   and

• structurally junior to all existing and future liabilities incurred or guaranteed by subsidiaries other than Finance.

Interest	1.25% per year on the principal amount, payable semi- annually in arrears on March 15 and September 15 of each year, beginning September 15, 2004. CapitalSource will not pay interest on the Old Notes after March 15, 2009.	1.625% per year on the principal amount, payable semi-annually in arrears on March 15 and September 15 of each year, beginning September 15, 2007. CapitalSource will not pay interest on the New Notes after March 15, 2009.

Payment Upon Conversion	To the extent we elect to deliver cash upon conversion of the Old Notes, the cash amounts we are

To the extent we elect to deliver cash upon conversion of the New Notes, the cash amounts we are

	Old Notes and Old Guarantee	New Notes and New Guarantee

	obligated to deliver will be based on our common stock’s closing stock price for:	obligated to deliver will be based on the volume-weighted average price per share of our common stock for:

  •   with respect to Old Notes converted on or prior to the date that is 20   days prior to the maturity date or a redemption date, the seven trading day period beginning on the day after the final day of the conversion retraction period;
  •   otherwise, the five trading day period ending on the third trading day prior the conversion date.

  •   with respect to New Notes converted following our notice of redemption, if we elect to redeem the New Notes, the 16 consecutive trading day period beginning on and including the 18th scheduled trading day prior to the applicable redemption date; or
  •   otherwise, the 16 trading day observation period beginning on the day after the final day of the conversion retraction period.

Rating	Fitch Ratings has assigned the rating of BBB− to CapitalSource’s senior unsecured debt, including the Old Notes.	We have not requested a rating of the New Notes from any rating agency but we believe that the rating of the New Notes will be lower than the rating currently assigned to the Old Notes.

Summary of the New Notes and New Guarantee

As used in this “Summary of the New Notes and New Guarantee” section of this prospectus, “CapitalSource,” “we,” “our,” and “us” refer to CapitalSource Inc. and not its consolidated subsidiaries, and “Finance” refers to CapitalSource Finance LLC and not its respective consolidated subsidiaries.

New Notes and New Guarantee Offered	Up to $225,000,000 aggregate principal amount of 1.625% Senior Subordinated Convertible Debentures due 2034 issued by CapitalSource and guaranteed by Finance.

Ranking	The New Notes are the unsecured and senior subordinated obligations of CapitalSource.

The New Notes will rank:

• senior in right of payment to CapitalSource’s existing and future indebtedness that provides for its subordination to the New Notes, including guarantees by CapitalSource of debt incurred by Finance in our outstanding trust preferred securities financings;

• equal in right of payment to CapitalSource’s existing and future indebtedness providing for equal ranking with the New Notes, including any senior subordinated convertible debt that we may issue at the closing of the contemporaneous exchange offer;

• junior in right of payment to all of CapitalSource’s other existing and future indebtedness; and

• structurally junior to all existing and future liabilities incurred or guaranteed by subsidiaries other than Finance.

The New Guarantee will rank:

• senior in right of payment to Finance’s existing and future indebtedness that provides for its subordination to the New Guarantee, including debt of Finance issued in connection with our outstanding trust preferred securities financings;

• equal in right of payment to Finance’s existing and future indebtedness or guarantees of Finance providing for equal ranking with the New Guarantee, including the guarantee by Finance of the senior subordinated convertible debt that we may issue at the closing of the contemporaneous exchange offer;

• junior in right of payment to all of Finance’s other existing and future indebtedness or guarantees of indebtedness; and

• structurally junior to all existing and future liabilities incurred or guaranteed by subsidiaries other than Finance.

As of September 30, 2006:

• CapitalSource had aggregate unsecured and unsubordinated indebtedness of approximately $1.1 billion, including $555 million relating to the Old Notes and the 3.5% senior convertible debentures due 2034 that are the subject of the contemporaneous exchange offer;

• Finance had aggregate secured indebtedness of $3.8 billion in principal amount, and aggregate unsecured and unsubordinated indebtedness of $1 million, excluding intercompany debt and trade payables;

• Finance had aggregate unsecured and subordinated indebtedness of $368 million in principal amount, relating to five financings of trust preferred securities, all of which indebtedness had been guaranteed on a subordinated basis by CapitalSource; and

• CapitalSource’s subsidiaries other than Finance had aggregate indebtedness of approximately $7.3 billion in principal amount, excluding intercompany debt and trade payables.

The indentures for the New Notes and the Old Notes do not limit the amount of indebtedness that CapitalSource or any of its subsidiaries may incur.

Maturity	March 15, 2034, unless earlier redeemed, repurchased or converted.

Interest	1.625% per year on the principal amount, payable semi-annually in arrears in cash on March 15 and September 15 of each year, beginning September 15, 2007, accruing from the date the New Notes are issued in exchange for the Old Notes.

In addition, interest shall accrue on the New Notes at a rate of 1.25% per year from and including March 15, 2007, to but excluding the settlement date of the exchange offer, payable on September 15, 2007, representing the accrued and unpaid interest on the Old Notes that a holder will forgo by tendering the Old Notes for the New Notes.

We will not pay interest on the New Notes after March 15, 2009.

Conversion rights	Holders may convert the New Notes into shares of our common stock at an initial conversion rate of 39.6859 shares per $1,000 principal amount of New Notes, which is equivalent to a conversion price of approximately $25.20 per share of common stock (subject to adjustment), subject to the conditions and during the periods described below. The conversion rate is identical to the conversion rate currently in effect for the Old Notes and the adjustment provisions are identical for the Old Notes and the New Notes. The New Notes may be converted:

• in any calendar quarter commencing after March 31, 2007 (and only during such calendar quarter) if the last reported sale price of our common stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the previous calendar quarter is greater than or equal to 120% of the applicable conversion price per share of our common stock on such last trading day;

• during the five consecutive business day period after any five consecutive trading day period in which the “trading price” per $1,000 principal amount of New Note, as determined following a request by a holder of New Notes in accordance with the procedures described in “Description of New Notes — Conversion Upon Satisfaction of Trading Price Condition,” for each day of that period was less than 98% of the product of the conversion rate and the last reported sale price of our common stock for each day during such period;

• if any New Notes are called for redemption, those New Notes that have been so called; or

• upon the occurrence of specified corporate transactions described under “Description of New Notes — Conversion Upon Specified Corporate Transactions.”

Except as otherwise described in this prospectus, you will not receive any payment representing accrued and unpaid interest upon conversion of a New Note.

Upon any conversion, we will have the right to deliver cash in lieu of shares of our common stock based on the volume-weighted average price of our common stock for a 16 trading day observation period. See “Description of New Notes — Payment Upon Conversion.”

Adjustment of conversion rate	We will adjust the conversion rate of the New Notes if any of the following events occurs:

• we issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a stock split or share combination;

• we issue to all or substantially all holders of our common stock any rights or warrants entitling them for a period of not more than 45 days to subscribe for or purchase shares of our common stock, or securities convertible into shares of our common stock, at a price per share or a conversion price per share less than the sale price of shares of our common stock on the business day immediately preceding the time of announcement of such issuance;

• we distribute shares of our capital stock, evidences of our indebtedness or other assets or property of ours to all or substantially all holders of our common stock, excluding dividends, distributions and rights or warrants referred to in the first or second bullet point above and dividends or distributions paid exclusively in cash referred to in the fourth bullet point below;

• we make any cash dividend or distribution during any of our quarterly fiscal periods to all or substantially all holders of our common stock; or

• we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer.

Redemption at our option	On or after March 15, 2009, we may redeem the New Notes in whole or in part for cash, upon not less than 30 nor more than 60 days’ notice before the redemption date by mail to each registered holder of New Notes, for a redemption in cash equal to 100% of the principal amount of the New Notes to be redeemed, plus any accrued and unpaid interest to but excluding the redemption date.

Sinking fund	None.

Repurchase of New Notes by us at the option of the holder	You have the right to require us to repurchase all or any portion of your New Notes on March 15, 2009, 2014, 2019, 2024 and 2029, each of which we refer to as a repurchase date. In each case, the repurchase price will be payable in cash equal to 100% of the principal amount of the New Notes plus any accrued and unpaid interest.

Fundamental change	If a fundamental change (as described in this prospectus) occurs at any time prior to the maturity date, you will have the right, at your option, to require us to repurchase for cash or, at our election, shares of common stock, any or all of your New Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000. In connection with our exercise of the irrevocable election described under “— Conversion rights,” we intend to waive our right to deliver shares of our common stock in lieu of cash upon a fundamental change. The fundamental change repurchase price is equal to 100% of the principal amount of the New Notes to be purchased plus accrued and unpaid interest to but excluding the repurchase date.

U.S. federal income taxation	The U.S. federal income tax consequences of holding and disposing of the New Notes to holders participating in the exchange are complex. See “Certain U.S. Federal Income Tax Consequences.”

Book-entry form	The New Notes are issued in book-entry form and are represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Beneficial interests in any of the New Notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Trading	The New Notes are not listed on any securities exchange or any automated dealer quotation system. We cannot assure you as to the development or liquidity of any market for the New Notes.

Convertible bond hedge and call option transactions	In connection with the issuance of the Old Notes, we entered into convertible bond hedge and call option transactions with JP Morgan Chase Bank, London Branch, which we refer to as the hedge participant. The convertible bond hedge and call option transactions are expected to offset a portion of our exposure to potential dilution from conversion of the Old Notes. In connection with this exchange offer, we have agreed with the hedge participant to amend the convertible bond hedge so that it relates to the New Notes we issue at closing as well as any Old Notes not exchanged. If and when we make our irrevocable election to satisfy in cash

100% of the principal amount of the New Notes and Old Notes converted, we plan to modify the terms of our convertible bond hedge transaction with the hedge participant to realign the terms of that contract with our modified conversion obligation.

Potential effects of convertible bond hedge and call option transactions	In connection with these hedging transactions, the hedge participant or its affiliates entered into various over-the-counter derivative transactions with respect to our common stock concurrently with the pricing of the Old Notes and purchased our common stock in secondary market transactions following pricing of the Old Notes. The hedge participant or its affiliates is likely to modify its hedge positions from time to time prior to conversion or maturity of the New Notes and Old Notes by purchasing and selling shares of our common stock, other of our securities or other instruments it may wish to use in connection with such hedging. The effect, if any, of any of these transactions and activities on the market price of our common stock or the debentures will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of our common stock and the value of the New Notes and Old Notes and, as a result, the number of shares and value of the common stock you will receive upon the conversion of them. See “Risk Factors — Risks Related to the Convertible Bond Hedge and Call Option Transactions”.

Use of proceeds	We will not receive any proceeds from the issuance of the New Notes. The outstanding Old Notes that are surrendered in exchange for the New Notes will be retired and cancelled and cannot be reissued.

Additional issuances of debt securities	We may from time to time, without notice to or the consent of the registered holders of the New Notes, create and issue additional debt securities ranking senior to, or equally and ratably with, the New Notes in all respects.

New York Stock Exchange symbol for our common stock	CSE

Risk factors	Investment in the New Notes involves risk. You should carefully consider the information under “Risk Factors” and all other information included in this prospectus and the documents incorporated by reference herein before exchanging your Old Notes for the New Notes.

RISK FACTORS

You should carefully consider the risks described below with the other information contained or incorporated by reference in this prospectus before exchanging Old Notes for New Notes. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occurs, our business, consolidated financial condition or results of operations could be materially and adversely affected. In that case the trading prices of the New Notes, the Old Notes and our common stock could decline substantially.

Risks Related to the New Notes, New Guarantee and Our Common Stock

The New Notes and New Guarantee will be subordinated to all of the senior debt of CapitalSource and Finance and effectively subordinated to any secured debt of CapitalSource and Finance and to the liabilities and preferred equity of subsidiaries other than Finance.

The New Notes will rank junior to all current and existing debt of CapitalSource except for debt with terms that provide for it to rank junior to or equal in right of payment to the New Notes. In addition, the New Notes effectively will rank junior to any of its secured debt, to the extent of the value of the assets securing that debt. The New Guarantee issued by Finance will rank junior to all the current and existing debt of Finance except for debt of Finance with terms that provide for it to rank junior to or equal in right of payment to the New Guarantee. In addition, the New Guarantee effectively will rank junior to all secured debt of Finance, to the extent of the value of the assets securing that debt. As a result, the New Notes and New Guarantee will be subordinated to the senior unsecured debt and secured debt of CapitalSource and Finance. In addition, the New Notes and New Guarantee effectively will be subordinated to the liabilities and preferred equity of all subsidiaries of CapitalSource, direct and indirect, other than Finance.

In the event of a CapitalSource or Finance bankruptcy, liquidation, reorganization or other winding up, their assets that secure secured debt will be used to pay the creditors of that secured debt. In addition, to the extent there are remaining any assets of CapitalSource or Finance, holders of senior debt will be entitled to payment in full prior to payment of any amounts due on any or all of the New Notes or New Guarantee then outstanding. There may not be sufficient assets remaining to pay any amounts on the New Notes or New Guarantee in such an event.

The ability of CapitalSource subsidiaries to pay dividends and make other payments to CapitalSource may be restricted by, among other things, applicable corporate and other laws and regulations as well as agreements to which CapitalSource subsidiaries are or may become a party. Assuming all of the Old Notes and the other series of $330 million senior convertible debentures due 2034 are exchanged in this exchange offer and the contemporaneous exchange offer, as of September 30, 2006, CapitalSource and its subsidiaries had aggregate indebtedness of approximately $11.4 billion, excluding trade payables, intercompany liabilities and liabilities of the type not required to be reflected on a balance sheet in accordance with generally accepted accounting principles, that would rank senior or structurally senior to the New Notes.

The New Notes do not restrict our ability to incur additional debt or to take other actions that could negatively impact holders of the New Notes.

We are not restricted under the terms of the New Notes from incurring additional indebtedness, including senior debt or secured debt. We may incur additional debt that is junior to our outstanding senior debt, but which is senior in right of payment to the New Notes. Holders of our senior debt may be more willing to allow us to incur additional debt that is junior to our senior debt than debt which ranks equal in right of payment to our senior debt. In addition, the limited covenants applicable to the New Notes do not restrict our ability to pay dividends, issue or repurchase stock or other securities or require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the New Notes could have the effect of diminishing our ability to make payments on the New Notes when due. In addition, the indenture does not afford protection to holders of the New Notes in the event of a fundamental change except to the extent described under “Description of New Notes — Repurchase of New Notes by Us at the Option of the Holder Upon a Fundamental Change.”

We may be unable to repay or repurchase the New Notes or our other indebtedness.

At maturity, the entire outstanding principal amount of the New Notes will become due and payable. You may also require us to repurchase the New Notes on March 15, 2009, 2014, 2019, 2024 and 2029. Assuming we make the irrevocable election described under “Description of New Notes — Payment Upon Conversion — Conversion After Irrevocable Election to Pay Principal in Cash,” we will also be obligated to use cash to satisfy up to 100% of the principal amount of the New Notes converted. In addition, if a fundamental change, as defined under “Description of New Notes — Repurchase of the New Notes by Us at the Option of the Holder Upon a Fundamental Change,” occurs, you may require us to repurchase for cash all or a portion of your New Notes. We may not have sufficient funds or may be unable to arrange for additional financing to pay the principal amount due at maturity or upon conversion, or the repurchase price of the New Notes. Any future borrowing arrangements or debt agreements to which we become a party may contain restrictions on or prohibitions against our repayment or repurchase of the New Notes. If we are prohibited from repaying or repurchasing the New Notes, we could try to obtain the consent of lenders under those arrangements, or we could attempt to refinance the borrowings that contain the restrictions. If we do not obtain the necessary consents or refinance the borrowings, we will be unable to repay or repurchase the New Notes. Any such failure would constitute an event of default under the indenture which could, in turn, constitute a default under the terms of our other indebtedness.

The conditional conversion feature of the New Notes could result in holders receiving less than the value of the common stock into which a debenture is convertible.

The New Notes are convertible into shares of our common stock only if specified conditions are met. See “Description of New Notes — Conversion Rights.” If the specific conditions for conversion are not met, holders will not be able to convert their New Notes, and holders may not be able to receive the value of the common stock into which the New Notes would otherwise be convertible.

We cannot assure you that any active market for the New Notes will develop or be maintained, which could adversely affect their market price and your ability to sell them for an amount equal to or higher than their initial offering price.

The New Notes are not and will not be listed on any securities exchange, and we do not know whether an active market will develop or be maintained for the New Notes. Future trading prices of the New Notes will depend on many factors, including prevailing interest rates, the market for similar securities, general economic conditions and our financial condition, performance and prospects.

The price of our common stock, and therefore the price of the New Notes, may fluctuate significantly, which may make it difficult for holders to resell the New Notes or any common stock issued upon conversion of the New Notes when desired or at attractive prices.

The market price of the New Notes is expected to be affected significantly by the market price of our common stock. The trading price of our common stock may fluctuate substantially. The price of the common stock which prevails in the market may be higher or lower than the conversion price, depending on many factors, some of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose part or all of your investment in our common stock. Factors that could cause fluctuations include, but are not limited to, the following:

•	price and volume fluctuations in the overall stock market from time to time;

•	significant volatility in the market price and trading volume of financial services companies;

•	actual or anticipated changes in our earnings or fluctuations in our operating results or in the expectations of securities analysts;

•	general economic conditions and trends;

•	major catastrophic events;

•	loss of a major funding source;

•	rating agency downgrade of term debt notes;

•	sales of large blocks of our stock; or

•	departures of key personnel.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Due to the potential volatility of our stock price, we may therefore be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources from our business.

The New Notes likely will receive a lower rating than has been assigned to CapitalSource’s senior unsecured debt.

Our senior unsecured debt is currently rated BBB- by Fitch Ratings. While we have not yet determined whether we will seek ratings on the New Notes, we expect that, if the New Notes are rated, such rating will be lower than the rating currently assigned to the Old Notes. If Fitch or one or more other rating agencies were to assign a rating lower than expected, or were to reduce any rating in the future, the market price of the New Notes and our common stock could be harmed.

The New Notes may be issued with original issue discount

Assuming that the exchange results in a “significant modification” of the Old Notes (as described below in the section titled “Certain U.S. Federal Income Tax Consequences — Exchange of Old Notes for New Notes”), the New Notes may be issued with original issue discount (“OID”). See “Certain U.S. Federal Income Tax Consequences — Tax Consequences of Holding the New Notes — Exchanging U.S. Holders — Discount.” As described below, however, whether the New Notes will be treated as being issued with OID should depend on the fair market value of the New Notes, determined as of the exchange date. There can be no assurance as to the fair market value of the New Notes as of the exchange date and, consequently, there can be no assurance as to whether the New Notes will be issued with OID. If the New Notes are issued with OID, an Exchanging U.S. Holder (as defined below in the section entitled “Certain U.S. Federal Income Tax Consequences”) of a New Note will have to report annually the OID as income as it accrues, based on a constant yield method (which includes at least annual compounding) and regardless of the Exchanging U.S. Holder’s regular method of tax accounting. Thus, OID income on a New Note, if any, may be taxable before it is received in cash.

You may be subject to tax upon an adjustment to the conversion rate of the New Notes even though you do not receive a corresponding cash distribution.

As is the case with the Old Notes, the conversion rate of the New Notes is subject to certain adjustments. Under Section 305 of the Internal Revenue Code and the applicable Treasury Regulations, a holder of New Notes or Old Notes will be treated as having received a distribution upon certain adjustments to the conversion rate (or upon certain failures to adjust the conversion rate, including for example, adjustments required upon our payment of taxable dividends to our stockholders). Any such deemed distribution will be taxable as described in the section titled “Material U.S. Federal Income Tax Considerations — Taxation of Holders of Shares of Our Common Stock — Taxation of U.S. Stockholders — Distributions to Stockholders” or “— Taxation of Non-U.S. Stockholders — Distributions” contained in the Current Report on Form 8-K filed with the SEC on February 13, 2007. We anticipate that with either the Old Notes or the New Notes, adjustments in the conversion rate and the resulting deemed distributions will occur regularly. Holders of New Notes or Old Notes will not receive any actual cash distributions in connection with these deemed distributions. Accordingly, withholding obligations on these deemed distributions will be satisfied against cash payments of interest or from cash or common shares otherwise deliverable to a holder upon a conversion of New Notes or a redemption or repurchase of New Notes. See “Certain U.S. Federal Income Tax Consequences — Tax Consequences of Holding the New Notes — Exchanging U.S. Holders — Adjustments to Conversion Rate,” and “— Exchanging non-U.S. Holders — Adjustments to Conversion Rate.”

Some provisions of Delaware law and our certificate of incorporation and bylaws may deter third parties from acquiring us.

Our certificate of incorporation and bylaws provide for, among other things:

•	a classified board of directors;

•	restrictions on the ability of our shareholders to fill a vacancy on the board of directors;

•	the authorization of undesignated preferred stock, the terms of which may be established and shares of which may be issued without shareholder approval;

•	advance notice requirements for shareholder proposals;

•	an ownership limit of 9.4% of our outstanding capital stock for any one beneficial owner in order to maintain our qualification as a REIT; and

•	provisions that make direct or indirect ownership of capital stock in violation of our certificate of incorporation or otherwise result in our disqualification as a REIT null and void and allow conversion of such shares into nonvoting stock and transfer to a trust.

In addition, we are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which restricts the ability of any shareholder that at any time holds more than 15% of our voting shares to acquire us without the approval of shareholders holding at least 66 2/3% of the shares held by all other shareholders that are eligible to vote on the matter. These anti-takeover defenses could discourage, delay or prevent a transaction involving a change in control of our company. These provisions could also discourage proxy contests and make it more difficult for you and other shareholders to elect directors of your choosing and cause us to take other corporate actions than you desire.

Insiders continue to have substantial control over us and could limit your ability to influence the outcome of key transactions, including a change of control.

As of the date of this prospectus, our directors and executive officers, together with the respective entities affiliated with them, own approximately 40% of the outstanding shares of our common stock. As a result, these shareholders, if acting together, would be able to influence or control matters requiring approval by our shareholders, including the election of directors and the approval of mergers or other extraordinary transactions. They may also have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. The concentration of ownership may have the effect of delaying, preventing or deterring a change of control of our company, could deprive our shareholders of an opportunity to receive a premium for their common stock as part of a sale of our company and might ultimately affect the market price of the New Notes or our common stock.

The settlement feature of the New Notes may have adverse consequences.

We may, at our option, deliver cash in lieu of shares of our common stock upon conversion of the New Notes, as described under “Description of the New Notes and New Guarantee — Conversion Rights — Payment upon Conversion.” Accordingly, upon conversion of a New Note, holders may not receive any shares of common stock. In addition, any settlement of a conversion of New Notes into cash and shares of our common stock may be delayed following our receipt of the holder’s conversion notice. Accordingly, a converting holder may receive less value than expected because the value of the shares of common stock may decline (or fail to appreciate as much as the holder may expect) between the day that the holder exercises its conversion right and the day the conversion value of the New Notes is determined.

Risks Related to the Convertible Bond Hedge and Call Option Transactions

In connection with the issuance of the Old Notes, we entered into convertible bond hedge and call option transactions with JP Morgan Chase Bank, London Branch, which we refer to as the hedge participant. We expected these hedge transactions to reduce the potential dilution upon conversion of the Old Notes. In connection with the bond hedge and call option transactions, the hedge participant, or one or more of its affiliates, expects to enter into various over-the-counter derivative transactions with respect to our common stock concurrently with the issuance of the New Notes and purchase our common stock in secondary market transactions following issuance of the New Notes. Such activities may have had the effect of increasing, or retarding the decline of, the price of our common stock following issuance of the New Notes. The hedge participant, or one or more of its affiliates, is likely to modify its hedge positions from time to time prior to conversion or maturity of the New Notes by purchasing and selling shares of our common stock, our other securities or other instruments it may wish to use in connection with such hedging. The effect, if any, of any of these transactions and activities on the market price of our common stock or the New Notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of our common stock and the value of the New Notes and, as a result, the number of shares and value of the common stock you will receive upon the conversion of the New Notes.

Risks Relating to the Exchange Offer

The U.S. federal income tax treatment of the exchange is unclear.

It is not entirely clear whether the exchange would constitute a recapitalization for U.S. federal income tax purposes. If the exchange were to constitute a recapitalization, Exchanging U.S. Holders (as defined in the section entitled “Certain U.S. Federal Income Tax Consequences”) generally would not recognize gain or loss in connection with the exchange. The Company intends to take the position that the exchange constitutes a recapitalization. The rules regarding when an exchange of debt instruments constitutes a recapitalization in general are not entirely clear. Accordingly, the IRS could assert that the exchange did not constitute a recapitalization, and instead constituted a taxable exchange. If the exchange were to constitute a taxable exchange, Exchanging U.S. Holders may recognize taxable gain or loss in connection with the exchange. See “Certain U.S. Federal Income Tax Consequences — Exchange of Old Notes for New Notes — U.S. Federal Income Tax Treatment If Tax Exchange.”

The U.S. federal income tax treatment of the exchange is complex and Exchanging U.S. Holders should consult their tax advisers regarding their participation in the exchange and their holding and disposition of New Notes.

If you do not exchange your Old Notes, the Old Notes you retain may become less liquid as a result of the exchange offer.

If a significant number of Old Notes are exchanged in the exchange offer, the liquidity of the trading market for the Old Notes, if any, after the completion of the exchange offer may be substantially reduced. Any Old Notes exchanged will reduce the aggregate number of Old Notes outstanding. As a result, the Old Notes may trade at a discount to the price at which they would trade if the transactions contemplated by this prospectus were not consummated, subject to prevailing interest rates, the market for similar securities and other factors. We cannot assure you that an active market in the Old Notes will exist or be maintained and we cannot assure you as to the prices at which the Old Notes may be traded.

Our Board of Directors has not made a recommendation with regard to whether or not you should tender your Old Notes in the exchange offer and we have not obtained a third-party determination that the exchange offer is fair to holders of the Old Notes.

We are not making a recommendation as to whether holders of the Old Notes should exchange them. We have not retained and do not intend to retain any unaffiliated representative to act solely on behalf of the holders of the Old Notes for purposes of negotiating the terms of the exchange offer and/or preparing a report concerning the fairness of the exchange offer. The value of the New Notes received in the exchange offer may not in the future equal or exceed the value of the Old Notes tendered and we do not take a position as to whether you ought to participate in the exchange offer.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements relating to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our clients’ or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. The sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors” and “Business” in our disclosures included or incorporated by reference into this prospectus discuss some of the factors that could contribute to these differences.

The forward-looking statements made in this prospectus and the documents incorporated by reference relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for each of the periods indicated was as follows:

	Nine Months Ended
	September 30,	Year Ended December 31,
	2006	2005		2004		2003		2002		2001

Ratio of earnings to fixed charges	1.6x	2.4	x	3.6	x	4.2	x	3.9	x	2.5	x

The ratio of earnings to fixed charges is computed by dividing (i) income (loss) before income taxes, plus fixed charges by (ii) fixed charges. Fixed charges consist of interest expense on borrowings, including amortization of deferred financing charges and the portion of operating lease rental expense that is representative of the interest factor.

PRICE RANGE OF OUR COMMON STOCK/DIVIDEND POLICY

Our common stock is listed on the New York Stock Exchange under the symbol “CSE.” As of February 12, 2007, the last reported sale price of our common stock on the New York Stock Exchange was $26.36. As of December 31, 2006, there were approximately 953 stockholders of record. The number of holders does not include individuals or entities who beneficially own shares but whose shares are held of record by a broker or clearing agency, but does include each such broker or clearing agency as one recordholder. American Stock Transfer & Trust Company serves as transfer agent for our shares of common stock.

From our initial public offering in August 2003 through December 31, 2005, we did not pay any dividends.

On January 25, 2006, we paid a special dividend of $2.50 per share, or $350.9 million in the aggregate, to stockholders of record as of November 23, 2005. This amount represented an estimate of our cumulative undistributed earnings and profits attributable to taxable years ended prior to January 1, 2006, which we are required to pay to our shareholders in connection with our REIT election for the year commencing January 1, 2006.

In conjunction with our REIT election in 2006, we began paying a regular quarterly dividend commencing in the first calendar quarter of 2006. On an annual basis, these dividends represent at least 90% of our taxable income, determined without regard to the deduction for dividends paid. Our actual dividend payments on our common stock are subject to final approval from our Board of Directors and will be based on our results of operations, cash flow and prospects at the time, as well as any contractual limitations in our debt instruments. The terms of our revolving senior unsecured credit facility limit our ability to pay dividends on our common stock in situations where specified events of default have occurred and are continuing, or where the lenders have accelerated our obligations under the facility.

The following table presents, for the periods indicated, the high and low sales prices per share of our common stock as reported on the New York Stock Exchange and quarterly dividends paid. CapitalSource expects to pay its first quarter 2007 dividend on or about March 30, 2007.

	High	Low	Dividend(1)

Year Ending on December 31, 2007
1st Quarter (through February 12, 2007)	$28.28	$26.26	$—
Year Ended on December 31, 2006
4th Quarter	$28.57	$25.66	$0.55
3rd Quarter	26.05	22.39	0.49
2nd Quarter	25.50	21.80	0.49
1st Quarter	25.35	21.52	0.49
Year Ended on December 31, 2005
4th Quarter	$25.20	$20.81	—
3rd Quarter	23.70	18.64	—
2nd Quarter	24.28	17.95	—
1st Quarter	25.78	22.01	—

(1)	CapitalSource made aggregate dividend distributions of $4.52 per share in 2006. The amounts shown in the table above do not reflect the special earnings and profits dividend paid in accordance with CapitalSource’s REIT election, which accounted for $2.50 of the $4.52. The remaining $2.02 was paid as regular quarterly dividends. For tax purposes, the 2006 dividend distributions were classified as follows:

• $3.2032 is considered ordinary dividend of which $2.3465 qualifies for the dividend tax rate of 15%, with the remainder taxed as ordinary income;

• $0.0546 is considered short term capital gain; and

• $1.2622 is return of capital.

SELECTED CONSOLIDATED FINANCIAL DATA

You should read the data set forth below in conjunction with our consolidated financial statements and related notes of CapitalSource Inc., our Management’s Discussion and Analysis of Financial Condition and Results of Operations and other financial information, incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2005 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006. The following tables show selected portions of audited historical consolidated financial data as of and for the five years ended December 31, 2005. We derived our selected consolidated financial data as of and for the five years ended December 31, 2005 from our audited consolidated financial statements, which have been audited by Ernst & Young LLP, independent registered public accounting firm. The selected consolidated financial data as of September 30, 2006 and for the nine months ended September 30, 2006 and 2005, are derived from unaudited financial statements included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and incorporated by reference in this prospectus, and have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information, and in our opinion, reflect all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of our results of operations and financial position. The results of operations for the nine months ended September 30, 2006 are not necessarily indicative of the results of operations to be expected for the full year or any future period.

	Nine Months Ended
	September 30,		Year Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
	(Unaudited)
	(In thousands, except per share amounts)

Results of Operation:
Interest income	$731,601	$361,321	$514,652	$313,827	$175,169	$73,591	$21,915
Fee income	132,100	100,723	130,638	86,324	50,596	17,512	4,553

Total interest and fee income	863,701	462,044	645,290	400,151	225,765	91,103	26,468
Operating lease income	19,174	—	—	—	—	—	—

Total investment income	882,875	462,044	645,290	400,151	225,765	91,103	26,468
Interest expense	421,818	128,364	185,935	79,053	39,956	13,974	4,286

Net interest and fee income	461,057	333,680	459,355	321,098	185,809	77,129	22,182
Provision for loan losses	51,033	57,833	65,680	25,710	11,337	6,688	—

Net interest and fee income after provision for loan losses	410,024	275,847	393,675	295,388	174,472	70,441	22,182
Total operating expenses	157,541	105,024	143,836	107,748	67,807	33,595	15,589
Total other income	22,378	12,787	19,233	17,781	25,815	4,736	199
Noncontrolling interests expense	3,350	—	—	—	—	—	—

Net income before income taxes and cumulative effect of accounting change	271,511	183,610	269,072	205,421	132,480	41,582	6,792
Income taxes(1)	52,945	70,873	104,400	80,570	24,712	—	—
Cumulative effect of accounting change, net of taxes	370	—	—	—	—	—	—

Net income	$218,936	$112,737	$164,672	$124,851	$107,768	$41,582	$6,792

Net income per share
Basic	$1.34	$0.97	$1.36	$1.07	$1.02	$0.43	$0.07

Diluted	$1.32	$0.96	$1.33	$1.06	$1.01	$0.42	$0.07

Average shares outstanding
Basic	163,373,576	116,630,570	120,976,558	116,217,650	105,281,806	97,701,088	97,246,279
Diluted	166,028,844	117,731,254	123,433,645	117,600,676	107,170,585	99,728,331	99,336,235
Cash dividends declared per share	$1.47	—	$0.50	—	—	—	—

(1)	Due to our decision to elect REIT status beginning for the tax year ended December 31, 2006, we provided for income taxes for the nine months ended September 30, 2006 based on a 39.2% effective tax rate for the income earned by our taxable REIT subsidiaries, and based on no income taxes for the income earned by our qualified REIT subsidiaries. We provided for income taxes on the income earned in 2005 based on a 38.8% effective tax rate, and for income earned in 2004 based on a 39.2% effective tax rate. We provided for income taxes on the income earned from August 7, 2003 through December 31, 2003 based on a 38% effective tax rate. Prior to our reorganization as a “C” corporation on August 6, 2003, we operated as a limited liability company and all income taxes were paid by our members.

	As of
	September 30,	As of December 31,
	2006	2005	2004	2003	2002	2001
	($ in thousands)

Balance sheet data:
Mortgage-backed securities pledged, trading	$3,424,516	$323,370	$—	$—	$—	$—
Loans	7,219,331	5,987,743	4,274,525	2,416,907	1,073,680	394,272
Less deferred loan fees and discounts	(122,255)	(120,407)	(98,936)	(59,793)	(30,316)	(10,746)
Less allowance for loan losses	(102,659)	(87,370)	(35,208)	(18,025)	(6,688)	—

Loans, net	6,994,417	5,779,966	4,140,381	2,339,089	1,036,676	383,526
Total assets	14,491,874	6,987,068	4,736,829	2,567,091	1,160,605	429,642
Repurchase agreements	3,387,521	358,423	—	8,446	—	—
Credit facilities	2,915,811	2,450,452	964,843	736,700	239,900	206,400
Term debt	5,080,284	1,779,748	2,186,311	920,865	425,615	—
Convertible debt	555,000	555,000	555,000	—	—	—
Subordinated debt	367,721	231,959	—	—	—	—

Total borrowings	12,306,337	5,375,582	3,706,154	1,666,011	665,515	206,400
Total shareholders’ equity	$2,017,176	$1,199,938	$946,391	$867,132	$473,682	$215,126

THE EXCHANGE OFFER

As used in this section, the words “we,” “us,” “our” or “CapitalSource” refer only to CapitalSource Inc. and do not include any current or future subsidiary of CapitalSource. As used in this section, the terms “Old Notes” and “New Notes” refer also to the related Old Guarantee and New Guarantee of Finance, as applicable. No separate action of holders will be required to effect the exchange of the Old Guarantee for New Guarantee upon the exchange of Old Notes for New Notes.

Reasons for the Exchange Offer

As our business is capital intensive, we continually seek to expand the sources of funds available to us. During 2005 and 2006, we have accessed the unsecured debt markets through the establishment of our first unsecured revolving credit facility and by completing seven placements of junior subordinated trust preferred securities. Our goals for 2007 include accessing the unsecured debt markets more regularly to meet our funding objectives. To that end, we are making the exchange offer, and the contemporaneous exchange offer, primarily to improve our flexibility to access the unsecured debt market. Because the New Notes will rank junior to all of our existing and future secured and senior unsecured indebtedness, including the Old Notes and any outstanding 3.5% senior convertible debentures, we believe the exchange of New Notes for Old Notes in the exchange offer may enhance our credit profile in the judgment of the rating agencies, and may result in higher debt ratings than had we not executed the exchange. Higher debt ratings may enhance our access to unsecured debt funding. Our senior unsecured debt is currently rated BBB− by Fitch Ratings.

We also intend to issue the New Notes with provisions relating to payment upon conversion based on a longer observation period and a volume-weighted average stock price, both of which reflect the current state of the convertible notes market. We believe these provisions will help us manage any conversions as efficiently as possible.

Securities Subject to the Exchange Offer

We are offering, upon the terms and subject to the conditions set forth in this prospectus, to exchange $1,000 principal amount of New Notes for each $1,000 principal amount of validly tendered and accepted Old Notes. We are offering to exchange all of the Old Notes. However, the exchange offer is subject to the conditions described in this prospectus.

Contemporaneous Exchange Offer

Contemporaneously with this exchange offer, we are offering to exchange all our outstanding $330 million in aggregate principal amount of 3.5% senior convertible debentures due 2034, which are guaranteed on a senior basis by Finance, for a like principal amount of our 4% senior subordinated convertible debentures due 2034, which are guaranteed on a senior subordinated basis by Finance. The New Notes and New Guarantee will rank evenly with the notes and guarantee issued upon closing of the contemporaneous exchange offer. Neither exchange offer is conditioned on the completion of the other.

Deciding Whether to Participate in the Exchange Offer

Neither we, our directors nor our officers make any recommendation to the holders of Old Notes as to whether or not to tender all or any portion of your Old Notes. In addition, we have not authorized anyone to make any such recommendation. You should make your own decision whether to tender your Old Notes and, if so, the amount of Old Notes to tender.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus, we will accept any and all Old Notes validly tendered and not validly withdrawn prior to the expiration date, or another date and time to which we extend the offer. We will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the exchange offer. Holders may tender some or all of their Old Notes pursuant to the exchange offer. However, Old Notes may be tendered only in integral multiples of $1,000 in principal amount.

Holders who tender Old Notes in the exchange offer will not be required to pay brokerage commissions or fees or transfer taxes with respect to the exchange of Old Notes in the exchange offer. We will pay all charges and expenses, other than some applicable taxes, applicable to the exchange offer. See “— Fees and Expenses.”

As of the date of this prospectus, there was $225,000,000 principal amount of Old Notes outstanding and there was one registered holder, a nominee of The Depository Trust Company, or DTC. This prospectus is being sent to that registered holder and to others believed to have beneficial interests in the Old Notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated under the Exchange Act.

We will be deemed to have accepted validly tendered Old Notes when, as, and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the New Notes from us. If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of other events set forth under the heading “— Conditions to the Exchange Offer” or otherwise, Old Notes will be returned, without expense, to the tendering holder of those Old Notes promptly after the expiration date, unless the exchange offer is extended.

On the date the New Notes are issued in exchange for the Old Notes, which we refer to as the settlement date, we will not pay to any exchanging holder interest accrued and unpaid on the Old Notes. Instead, on September 15, 2007, we will pay to holders of record of the New Notes interest on the New Notes accruing from March 15, 2007 at (1) 1.25% per annum from, and including, March 15, 2007, to, but not including, the settlement date, and (2) 1.625% per annum from and including the settlement date.

Expiration Date; Extensions; Amendments

The expiration date will be 5:00 p.m., New York City time, on March 15, 2007, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date will mean the latest date and time to which the exchange offer is extended. In order to extend the exchange offer, we will notify the exchange agent and each registered holder of any extension by oral or written notice, and announce the extension by press release or other permitted means, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion:

•	to delay accepting any Old Notes, to extend the exchange offer or, if any of the conditions set forth under “— Conditions to Exchange Offer” have not been satisfied, to terminate the exchange offer, by giving oral or written notice of the delay, extension or termination to the exchange agent; or

•	to amend the terms of the exchange offer in any manner.

Procedures for Exchange

If you are a DTC participant that has Old Notes that are credited to your DTC account and that are held of record by DTC’s nominee, you may directly tender your Old Notes by book-entry transfer as if you were the record holder. Because of this, references herein to registered or record holders include DTC participants with Old Notes credited to their accounts. If you are not a DTC participant, you may tender your Old Notes by book-entry transfer by contacting your broker or opening an account with a DTC participant.

A holder who wishes to exchange Old Notes in the exchange offer must cause to be transmitted to the exchange agent an agent’s message, which agent’s message must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. In addition, the exchange agent must receive a timely confirmation of book-entry transfer of the Old Notes into the exchange agent’s account at DTC through ATOP under the procedure for book-entry transfers described herein along with a properly transmitted agent’s message, on or before the expiration date.

The term “agent’s message” means a message, transmitted by DTC to, and received by, the exchange agent, and forming a part of the book-entry confirmation, that states that DTC has received an express acknowledgement from the tendering participant stating that the participant has received and agrees to be bound by the terms and subject to the conditions set forth in this prospectus and that we may enforce the agreement against the participant. To receive confirmation of valid tender of Old Notes, a holder should contact the exchange agent at the telephone number listed herein under the heading “Additional Information.”

Any valid tender of Old Notes that is not withdrawn prior to the expiration date will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions set forth in this prospectus. Only a registered holder of Old Notes may tender the Old Notes in the exchange offer. Since the Old Notes are outstanding in the form of a global note registered in the name of DTC, if you wish to tender the Old Notes, you should promptly instruct the DTC participant that holds your interest in the Old Notes to tender on your behalf.

We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, and acceptance of Old Notes tendered for exchange. We reserve the absolute right to reject any and all tenders of Old Notes not properly tendered or Old Notes our acceptance of which might, in the judgment of our counsel, be unlawful. We also reserve the absolute right to waive any defects, irregularities or conditions of tender as to any particular Old Notes. However, to the extent we waive any conditions of tender with respect to one tender of Old Notes, we will waive that condition for all tenders as well. Our interpretation of the terms and conditions of the exchange offer will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within the time period we determine. Neither we, the exchange agent, the information agent nor any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give you notification of defects or irregularities with respect to tenders of your Old Notes.

Tenders of Old Notes involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. Old Notes received by the exchange agent in connection with the exchange offer that are not validly tendered and as to which the irregularities have not been cured within the time period we determine or waived will be returned by the exchange agent to the DTC participant who delivered such Old Notes by crediting an account maintained at DTC designated by such DTC participant promptly after the expiration date of the exchange offer or the withdrawal or termination of the exchange offer.

In addition, we reserve the right in our sole discretion to purchase or make offers for any Old Notes that remain outstanding after the expiration date or, as set forth under “— Conditions to the Exchange Offer,” to terminate the exchange offer and, to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions, or otherwise. The terms of any of these purchases or offers could differ from the terms of the exchange offer.

Subject to and effective upon the acceptance for exchange and exchange of New Notes, a tendering holder of Old Notes will be deemed to:

•	have agreed to irrevocably sell, assign and transfer to or upon the order of CapitalSource all right, title and interest in and to, and all claims in respect of or arising or having arisen as a result of the holder’s status as a holder of, the Old Notes tendered thereby;

•	have released and discharged us, and the trustee with respect to the Old Notes, from any and all claims such holder may have, now or in the future, arising out of or related to the Old Notes, including, without limitation, any claims that such holder is entitled to participate in any redemption of the Old Notes, but excluding any claims arising now or in the future under federal securities laws;

•	have represented and warranted that the Old Notes tendered were owned as of the date of tender, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, other than restrictions imposed by applicable securities laws; and

•	have irrevocably appointed the exchange agent the true and lawful agent and attorney-in-fact of the holder with respect to any tendered Old Notes, with full powers of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to cause the Old Notes tendered to be assigned, transferred and exchanged in the exchange offer.

Acceptance of Old Notes for Exchange

Upon satisfaction of all conditions to the exchange offer, we will accept, promptly after the expiration date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes.

For purposes of the exchange offer, we will be deemed to have accepted validly tendered Old Notes for exchange when, as and if we have given oral or written notice of that acceptance to the exchange agent. For each Old Note accepted for exchange, you will receive a New Note having a principal amount equal to that of the surrendered Old Note.

In all cases, we will issue New Notes for Old Notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	timely confirmation of book-entry transfer of your Old Notes into the exchange agent’s account at DTC; and

•	a properly transmitted agent’s message.

If we do not accept any tendered Old Notes for any reason set forth in the terms of the exchange offer, we will credit the non-exchanged Old Notes to your account maintained with DTC.

Withdrawal Rights

You may withdraw your tender of Old Notes at any time before the exchange offer expires and, if not accepted for exchange, after the expiration of 40 business days from the commencement of the exchange offer.

For a withdrawal to be effective, the holder must cause to be transmitted to the exchange agent an agent’s message, which agent’s message must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. In addition, the exchange agent must receive a timely confirmation of book-entry transfer of the Old Notes out of the exchange agent’s account at DTC under the procedure for book-entry transfers described herein along with a properly transmitted agent’s message on or before the expiration date.

We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Our determination will be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer. The Old Notes will be credited to an account maintained with DTC for the Old Notes. You may retender properly withdrawn Old Notes by following the procedures described under “— Procedures for Tendering” at any time on or before the expiration date.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the transfer and exchange of Old Notes to us in the exchange offer. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the exchange offer if:

•	the registration statement of which this prospectus forms a part and any post-effective amendment to the registration statement is not effective under the Securities Act;

•	at any time before the expiration of the exchange offer, we determine that the exchange offer violates applicable law, any applicable interpretation of the staff of the SEC or any order of any governmental agency or court of competent jurisdiction.; or

•	we have not received a satisfactory legal opinion from our tax counsel, Hogan & Hartson LLP, to the effect that, among other things, the exchange of Old Notes for New Notes represents a “significant modification” of the Old Notes for federal income tax purposes.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions or may be waived by us in whole or in part at any time and from time to time in our sole discretion. Our failure to exercise any of the foregoing rights at any time is not a waiver of any of these rights and each of these rights will be an ongoing right which may be asserted at any time and from time to time.

In addition, we will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for those Old Notes, if at the time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture governing the New Notes under the Trust Indenture Act of 1939, as amended. In any of those events, we will use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

We may not accept Old Notes for exchange and may take the actions listed below if, prior to the expiration date, any of the following events occur:

•	any action, proceeding or litigation seeking to enjoin, make illegal or delay completion of the exchange offer or otherwise relating in any manner to the exchange offer is instituted or threatened;

•	any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order or injunction shall have been proposed, enacted, enforced or deemed applicable to the exchange offer, any of which would or might restrain, prohibit or delay completion of the exchange offer or impair the contemplated benefits of the exchange offer to us;

•	any of the following occurs and the adverse effect of such occurrence shall, in our reasonable judgment, be continuing:

•	any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States;

•	any extraordinary or material adverse change in United States financial markets generally;

•	a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States;

•	any limitation, whether or not mandatory, by any governmental entity on, or any other event that would reasonably be expected to materially adversely affect, the extension of credit by banks or other lending institutions; or

•	a commencement of a war, act of terrorism or other national or international calamity directly or indirectly involving the United States, which would reasonably be expected to affect materially and adversely, or to delay materially, the completion of the exchange offer;

•	any of the situations described above existed at the time of commencement of the exchange offer and that situation deteriorates materially after commencement of the exchange offer;

•	any tender or exchange offer, other than this exchange offer by us, with respect to some or all of our outstanding common stock or any merger, acquisition or other business combination proposal involving us shall have been proposed, announced or made by any person or entity; or

•	any event or events occur that have resulted or may result, in our reasonable judgment, in an actual or threatened change in the business condition, income, operations, stock ownership or prospects of us and our subsidiaries, taken as a whole that, in our reasonable judgment, would have a material adverse effect on us.

If any of the above events occur, we may:

•	terminate the exchange offer and promptly return all tendered Old Notes to tendering noteholders;

•	extend the exchange offer, subject to the withdrawal rights described in “The Exchange Offer — Withdrawal Rights” herein, and retain all tendered Old Notes until the extended exchange offer expires;

•	amend the terms of the exchange offer, which may result in an extension of the period of time for which the exchange offer is kept open; or

•	waive the unsatisfied condition, subject to any requirement to extend the period of time during which the exchange offer is open, complete the exchange offer.

Exchange Agent

We have retained Wells Fargo Bank N.A., to act as the exchange agent in connection with the exchange offer. The exchange agent may contact holders of Old Notes by mail, telephone, facsimile transmission and personal interviews and may request brokers, dealers and other nominee holders to forward materials relating to the exchange offer to beneficial owners. We have agreed to pay the exchange agent reasonable and customary fees for its services, and will reimburse it for its reasonable out-of-pocket expenses. In addition, the exchange agent will be indemnified against liabilities in connection with its services, including liabilities under the federal securities laws. You should direct any questions and requests for assistance and requests for additional copies of this prospectus to the exchange agent at the address set forth on the back cover page of this prospectus.

Information Agent

Georgeson Inc. has been appointed the information agent for the exchange offer, and will receive customary compensation for its expenses. Questions concerning tender procedures and requests for additional copies of this prospectus should be directed to the information agent at the address set forth on the back cover page of this prospectus. Holders of Old Notes may also contact their custodian bank, depositary, broker, trust company or other nominee for assistance concerning the exchange offer.

Neither the information agent nor the exchange agent has been retained to make solicitations or recommendations. The fees they receive will not be based on the principal amount of Old Notes tendered under the exchange offer.

Dealer Manager

Citigroup Global Markets Inc. is acting as the dealer manager in connection with the exchange offer and will receive a fee for its services as dealer manager. Citigroup Global Markets Inc. will also be reimbursed for its reasonable out-of-pocket expenses incurred in connection with the exchange offers (including reasonable fees and disbursements of counsel), whether or not the exchange offer is completed. Citigroup Global Markets Inc.’s fees will be payable upon expiration or termination of the exchange offer.

We have agreed to indemnify Citigroup Global Markets Inc. against specified liabilities relating to or arising out of the exchange offer, including civil liabilities under the federal securities laws, and to contribute to payments which it may be required to make in respect thereof. Citigroup Global Markets Inc. may from time to time hold Old Notes and our common stock in their proprietary accounts, and to the extent it owns Old Notes in these accounts at the time of the exchange offer, Citigroup Global Markets Inc. may tender these Old Notes. In addition, Citigroup Global Markets Inc. may hold and trade New Notes in its proprietary accounts following the exchange offer.

From time to time, Citigroup Global Markets Inc. and its affiliates have provided, and may in the future provide, investment, lending and commercial banking and financial advisory services to us or our affiliates for customary compensation.

Other Fees and Expenses

We will not pay any fees or commissions to any broker or dealer, or any other person, other than Citigroup Global Markets Inc. for soliciting tenders of Old Notes under the exchange offer. Brokers, dealers, commercial banks and trust companies will, upon request, be reimbursed by us for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers.

The principal solicitation is being made by mail. However, additional solicitations may be made by facsimile transmission, telephone or in person by the dealer manager and the information agent, as well as by officers and other employees of CapitalSource.

The total expense expected to be incurred in connection with the exchange offer, including the fees and expenses for our contemporaneous exchange offer, and assuming all of the Old Notes are exchanged for New Notes, is estimated to be approximately $2.35 million.

Accounting Treatment

For accounting purposes, we will not recognize any gain or loss upon the exchange of the New Notes for Old Notes. We will recognize the interest rate increase paid to holders of the New Notes over the term of the New Notes. All other costs incurred in connection with the exchange will be expensed as incurred.

Effect of Tender

Any valid tender by a holder of Old Notes that is not validly withdrawn prior to the expiration date of the exchange offer will constitute a binding agreement between that holder and us upon the terms and subject to the conditions of the exchange offer set forth in this prospectus. The acceptance of the exchange offer by a tendering holder of Old Notes will constitute the agreement by that holder to deliver good and marketable title to the tendered Old Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

Absence of Dissenters’ Rights

Holders of Old Notes do not have any appraisal or dissenters’ rights under applicable law in connection with the exchange offer.

DESCRIPTION OF NEW NOTES AND NEW GUARANTEE

The New Notes will be issued under a new indenture among us, as issuer, CapitalSource Finance LLC, as guarantor, and Wells Fargo Bank N.A., as trustee. You may request a copy of the indenture at our address shown under the caption “Documents Incorporated by Reference”.

As used in this “Description of New Notes and New Guarantee” section, references to “CapitalSource,” “we,” “our” or “us” refer solely to CapitalSource Inc. and not to any of its consolidated subsidiaries, and “Finance” refers to CapitalSource Finance LLC and not to any of its consolidated subsidiaries.

General

The New Notes will mature on March 15, 2034 unless earlier converted, redeemed or repurchased. We will not pay interest on the New Notes after March 15, 2009. You have the option, subject to fulfillment of certain conditions and during the periods described below, to convert your New Notes at an initial conversion rate of 39.6859 shares of common stock per $1,000 principal amount of New Notes. This is equivalent to an initial conversion price of approximately $25.20 per share of common stock. The conversion rate is subject to adjustment if certain events occur. Upon conversion of a New Note and subject to our cash payment election, you will receive cash payment and shares of our common stock, if any. See “— Payment Upon Conversion.” You will not receive any cash payment for interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.

If any interest payment date, maturity date, redemption date or repurchase date (including upon the occurrence of a fundamental change, as described below) falls on a day that is not a business day, the required payment will be made on the next succeeding business day with the same force and effect as if made on the date that the payment was due, and no additional interest will accrue on that payment for the period from and after the interest payment date, maturity date, redemption date or repurchase date (including upon the occurrence of a fundamental change, as described below), as the case may be, to that next succeeding business day.

The New Notes are issued only in denominations of $1,000 principal amount and integral multiples thereof. References to “a New Note” or “each New Note” in this prospectus refer to $1,000 principal amount of the New Notes.

The indenture does not limit the amount of debt that may be incurred by us or any of our subsidiaries.

As used in this prospectus, “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

When we refer to “common stock,” we mean the common stock, par value $0.01 per share, of CapitalSource Inc., which is the only outstanding class of our capital stock.

Description of the New Guarantee

Our wholly owned subsidiary, Finance, will fully and unconditionally guarantee, on a senior subordinated basis, the due and punctual payment of our obligations under the New Notes in accordance with the terms of such New Guarantee and the indenture.

Ranking

The New Notes will be the direct, unsecured and senior subordinated obligations of CapitalSource.

The New Notes will rank:

•	senior in right of payment to CapitalSource’s existing and future indebtedness that provides for its subordination to the New Notes, including guarantees by CapitalSource of debt incurred by Finance in our outstanding trust preferred securities financings;

•	equal in right of payment to CapitalSource’s existing and future indebtedness providing for equal ranking with the New Notes, including any senior subordinated convertible debt that we may issue at the closing of the contemporaneous exchange offer;

•	junior in right of payment to all of CapitalSource’s other existing and future indebtedness; and

•	structurally junior to all existing and future liabilities incurred or guaranteed by subsidiaries other than Finance.

Finance, our wholly owned subsidiary, will fully and unconditionally guarantee, on a senior subordinated basis, the due and punctual payment of our obligations under the New Notes. The New Guarantee will be the unsecured and senior subordinated obligation of Finance.

The New Guarantee will rank:

•	senior in right of payment to Finance’s existing and future indebtedness that provides for its subordination to the New Guarantee, including debt of Finance issued in connection with our outstanding trust preferred securities financings;

•	equal in right of payment to Finance’s existing and future indebtedness or guarantees of Finance providing for equal ranking with the New Guarantee, including the guarantee by Finance of the senior subordinated convertible debt that we may issue at the closing of the contemporaneous exchange offer;

•	junior in right of payment to all of Finance’s other existing and future indebtedness or guarantees of indebtedness; and

•	structurally junior to all existing and future liabilities incurred or guaranteed by subsidiaries other than Finance.

We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the New Notes. The trustee’s claims for these payments will generally be senior to those of holders of the New Notes in respect of all funds collected or held by the trustee.

Our subsidiaries are separate and distinct legal entities and, other than the obligations of Finance under the New Guarantee, have no obligation, contingent or otherwise, to make payments on the New Notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions from our subsidiaries to us may be subject to contractual and other restrictions. A significant portion of the loans that we have not securitized in our term debt transactions secure the credit facilities and repurchase agreements of our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, these assets will be available to pay the obligations of the New Notes only after all such secured debt and any remaining senior debt has been repaid in full. In addition, the assets of our subsidiaries other than Finance will not be available to pay the obligations on the New Notes until all of the indebtedness and other liabilities of such subsidiaries are satisfied. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all of the New Notes then outstanding. Assuming all of the Old Notes and the other series of $330 million senior convertible debentures due 2034 are exchanged in this exchange offer and the contemporaneous exchange offer, as of September 30, 2006, CapitalSource and its subsidiaries had aggregate indebtedness of approximately $11.4 billion, excluding trade payables, intercompany liabilities and liabilities of the type not required to be reflected on a balance sheet in accordance with generally accepted accounting principles, that would rank senior or structurally senior to the New Notes.

Interest

The New Notes will bear interest at a rate of 1.625% per annum. Interest will be payable semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 2007 and will accrue on the New Notes from the date the New Notes are issued in exchange for the Old Notes, which we refer to as the settlement date.

Interest on a New Note will be paid to the person in whose name the New Note is registered at the close of business on the March 1 or September 1, as the case may be (each, a “record date”), immediately preceding the relevant interest payment date (whether or not such day is a business day). Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months and will accrue from and including the settlement date.

On the settlement date, we will not pay to any exchanging holder interest accrued and unpaid on the Old Notes. Instead, on September 15, 2007, we will pay to holders of record of the New Notes interest on the New Notes accruing from March 15, 2007 at (1) 1.25% per annum from, and including, March 15, 2007, to, but not including, the settlement date, and (2) 1.625% per annum from and including the settlement date.

We will not pay interest on the New Notes after March 15, 2009.

Optional Redemption by Us

No sinking fund is provided for the New Notes. Prior to March 15, 2009, the New Notes are not redeemable. On or after March 15, 2009, we may redeem the New Notes in whole or in part at any time for a redemption price in cash equal to 100% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest, if any, to but excluding the redemption date.

If the redemption date is an interest payment date, interest shall be paid on such interest payment date to the record holder on the relevant record date.

We will provide not less than 30 nor more than 60 days’ notice of redemption by mail to each registered holder of New Notes to be redeemed. If the redemption notice is given and funds are deposited as required, then interest will cease to accrue on and after the redemption date on those New Notes or portions of New Notes called for redemption.

If we decide to redeem fewer than all of the outstanding New Notes, the trustee will select the New Notes to be redeemed (in principal amounts of $1,000 or integral multiples thereof) by lot, on a pro rata basis or by another method the trustee considers fair and appropriate. If the trustee selects a portion of your New Note for partial redemption and you convert a portion of the same New Note, the converted portion will be deemed to be from the portion selected for redemption.

We may not redeem the New Notes if we have failed to pay any interest on the New Notes when due and such failure to pay is continuing. We will notify all of the holders if we redeem any of the New Notes.

Conversion Rights

Subject to the conditions and during the periods described below, you may convert each of your New Notes at an initial conversion rate of 39.6859 shares of common stock per $1,000 principal amount of New Notes (equivalent to an initial conversion price of approximately $25.20 per share of common stock). The conversion rate and the equivalent conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and are subject to adjustment as described below. You may convert fewer than all of your New Notes so long as the New Notes converted are an integral multiple of $1,000 principal amount.

Upon conversion, we may choose to deliver, in lieu of shares of our common stock, cash as described below.

You may convert your New Notes only in the following circumstances, which are described in more detail below, and to the following extent:

•	in whole or in part, upon satisfaction of the market price condition;

•	in whole or in part, upon satisfaction of the trading price condition;

•	if any of your New Notes are called for redemption, those New Notes that have been so called; or

•	in whole or in part, upon the occurrence of specified corporate transactions.

If we call your New Notes for redemption, you may convert the New Notes only until the close of business on the second business day prior to the redemption date unless we fail to pay the redemption price. If you have already delivered a repurchase election with respect to a New Note as described under either “— Repurchase of New Notes by Us at the Option of the Holder” or “— Repurchase of New Notes by Us at the Option of the Holder Upon a Fundamental Change,” you may not surrender that New Note for conversion until you have withdrawn the repurchase election in accordance with the indenture.

Upon conversion, you will not receive any cash payment of interest unless such conversion occurs between a regular record date and the interest payment date to which it relates. However, you may not be able to retain such amounts because, subject to certain exceptions described below, New Notes surrendered for conversion during the period from the close of business on any regular record date to the opening of business on the immediately following interest payment date, must be accompanied by funds equal to the amount of interest payable on the New Notes so converted. We will not issue fractional common shares upon conversion of New Notes. Instead, we will pay cash in lieu of fractional shares based on the last reported sale price of the common stock on the trading day prior to the conversion date. Our delivery to you of the cash and the shares of our common stock, if applicable, together with any cash payment for any fractional share, will be deemed to satisfy our obligation to pay:

•	the principal amount of the New Note; and

•	accrued but unpaid interest, if any, to but excluding the conversion date.

As a result, accrued but unpaid interest, if any, to but excluding the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. For a discussion of your tax treatment upon receipt of cash and/or our common stock upon conversion, see “Certain U.S. Federal Income Tax Consequences.”

Notwithstanding the two preceding paragraphs, if New Notes are converted after the close of business on a record date, holders of such New Notes at the close of business on the record date will receive the interest payable on such New Notes on the corresponding interest payment date notwithstanding the conversion. New Notes, upon surrender for conversion during the period from the close of business on any regular record date to the opening of business on the immediately following interest payment date, must be accompanied by funds equal to the amount of interest payable on the New Notes so converted; provided that no such payment need be made (1) if we have specified a redemption date that is after a record date and on or prior to the next interest payment date, (2) if we have specified a redemption date following a fundamental change that is after a record date and on or prior to the next interest payment date or (3) to the extent of any overdue interest if any overdue interest exists at the time of conversion with respect to such New Note.

If you convert New Notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of our common stock upon the conversion, if any, unless the tax is due because you request the shares to be issued or delivered to another person, in which case you will pay that tax.

Conversion Procedures

To convert your New Notes you must do the following:

•	complete and manually sign the conversion notice on the back of the New Note, or a facsimile of the conversion notice, and deliver this irrevocable notice to the conversion agent;

•	surrender the New Note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to interest payable on the next interest payment date.

The date you comply with these requirements is the conversion date under the indenture. The New Notes will be deemed to have been converted immediately prior to the close of business on the conversion date. If your interest is a beneficial interest in a global debenture, to convert you must comply with the last three requirements listed above and comply with the depositary’s procedures for converting a beneficial interest in a global debenture. You will not be entitled to any rights as a holder of our common stock until any conversion is effective, assuming we do not elect to pay the conversion price in cash.

The conversion agent will, on your behalf, convert the New Notes into shares of our common stock, to the extent we elect to satisfy our conversion obligation in common stock. See “— Payment Upon Conversion.” You may obtain copies of the required form of the conversion notice from the conversion agent. A certificate, or a book-entry transfer through DTC, for the number of full shares of our common stock into which any New Notes are converted, together with a cash payment for any fractional share, will be delivered through the conversion agent as soon as practicable, but no later than the fifth business day, following the conversion date.

Payment Upon Conversion

As described below, we may settle conversions of New Notes entirely in shares of our common stock (plus cash in lieu of fractional shares), entirely in cash, or a combination of cash and shares of our common stock, if any, upon our irrevocable election to do so, which we intend to make. Settlement (in cash or shares) will occur on the third business day following the final day of the “observation period” described below, unless we have not elected to settle any portion of our conversion obligation in cash, in which case settlement will occur on the third business day following the final day of the cash settlement notice period (for conversions prior to a notice of redemption) or on the third business day following the conversion date (for conversions after a notice of redemption).

Notice of election prior to redemption.  If we elect to satisfy all of our obligation (the “conversion obligation”) in cash (including, following our irrevocable election as described below, the portion of the “daily conversion value” in excess of $62.50), we will notify you through the trustee of such election at any time on or before the date that is five business days following receipt of your notice of conversion (“cash settlement notice period”). If we timely elect to pay cash for the shares otherwise issuable to you, you may retract the conversion notice at any time during the two business day period beginning on the day after the final day of the cash settlement notice period (the “conversion retraction period”); no such retraction can be made (and a conversion notice shall be irrevocable) if we do not elect to deliver cash in lieu of shares (other than cash in lieu of fractional shares).

Notice of election upon redemption.  Notwithstanding the foregoing, if we elect to redeem the New Notes at our option, we will not send individual notices of our election to satisfy our conversion obligation in cash. Instead, we will specify in our notice of redemption, which will apply to all conversions following the date of such notice, whether we will satisfy our conversion obligation entirely in cash or in stock or, if we have made the irrevocable election described below, whether we will satisfy the portion of the daily conversion value in excess of $62.50 in cash or in stock. On and after the date of our redemption notice and our settlement specification, conversions will not be retractable and all notices of conversions will be irrevocable.

Settlement Amounts.  If we elect to satisfy our conversion obligation entirely in cash as described above, we will pay, for each $1,000 principal amount of New Notes, an amount in cash equal to the product of (x) the arithmetic average of the “daily VWAP” for each trading day of the related observation period and (y) the applicable conversion rate.

If we elect to satisfy our conversion obligation entirely in shares of our common stock, as described above, we will deliver, for each $1,000 principal amount of New Notes, a number of shares of our common stock equal to the applicable conversion rate, plus cash in lieu of fractional shares.

At any time prior to maturity, we may irrevocably elect, in our sole discretion without the consent of the holders of the New Notes, by notice to the trustee and the holders of the New Notes, to satisfy in cash up to 100% of the principal amount of the New Notes converted after the date of such election and, to the extent the daily settlement amounts exceed $62.50 as described below, cash or shares of our common stock at our election.

If such an election is made, upon any conversion we will deliver, in respect of each $1,000 principal amount of New Notes converted, a “settlement amount” equal to the sum of the daily settlement amounts for each of the 16 trading days of the related observation period. The “daily settlement amount,” for each of the 16 trading days of the related observation period consists of:

•	cash, equal to the lesser of $62.50 and the daily conversion value; and

•	to the extent the daily conversion value exceeds $62.50, either, at our election as described above (A) cash in the amount of such excess or (B) a number of shares of our common stock equal to the difference between the daily conversion value and $62.50, divided by the daily VWAP for such day.

“Daily conversion value” means, for each of the 16 consecutive trading days during the observation period, 6.25% of the product of (1) the applicable conversion rate and (2) the daily VWAP of our common stock on such day.

“Daily VWAP” means, for each of the 16 consecutive trading days during the observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “CSE.N <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the primary exchange or trading market for our common stock to the scheduled close of trading on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us).

“Observation period” with respect to any New Note means the 16 consecutive trading-day period beginning on and including the day after the final day of the conversion retraction period, except that with respect to any related conversion date occurring after the date of issuance of a notice of redemption as described under “— Optional Redemption by Us,” the “observation period” means the 16 consecutive trading days beginning on and including the 18th scheduled trading day prior to the applicable redemption date.

For the purposes of determining payment upon conversion, “trading day” means a day during which (i) trading in our common stock generally occurs on the primary United States national securities exchange or market on which our common stock is listed or admitted to trading and (ii) there is no “market disruption event.”

“Scheduled trading day” means a day that is scheduled to be a trading day on the primary United States national securities exchange or market on which our common stock is listed or admitted to trading.

“Market disruption event” means (i) a failure by the primary United States national securities exchange or market on which our common stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. on any trading day for our common stock for an aggregate one half hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock.

Conversion Upon Satisfaction of Market Price Condition

You may surrender your New Notes for conversion into our common stock in any calendar quarter commencing after March 31, 2007 and before the business day immediately prior to the maturity of the New Notes (and only during such calendar quarter) if the last reported sale price of our common stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the previous calendar quarter is greater than or equal to 120% of the applicable conversion price per share of our common stock on such last trading day.

The “last reported sale price” of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported in composite transactions for the New York Stock Exchange, or such other principal U.S. national or regional securities exchange on which our common stock is traded, or if our common stock is not listed on a U.S. national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation

System. The last reported sales price will be determined without reference to after-hours or extended market trading. If our common stock is not listed for trading on a U.S. national or regional securities exchange and not reported by the National Association of Securities Dealers Automated Quotation System on the relevant date, the “last reported sale price” will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization. If our common stock is not so quoted, the “last reported sale price” will be the price determined in good faith by our Board of Directors.

Conversion Upon Satisfaction of Trading Price Condition

You may surrender your New Notes for conversion into shares of our common stock during the five consecutive business day period after any five consecutive trading day period in which the “trading price” per New Note, as determined following a request by a holder of New Notes in accordance with the procedures described below, for each day of that period was less than 98% of the product of the conversion rate and the last reported sale price of our common stock for each day during such period (the “98% Trading Exception”); provided, however, that if, on the date of any conversion pursuant to the 98% Trading Exception that is on or after March 15, 2029, the last reported sale price of our common stock on the trading day before the conversion date is greater than 100% of the applicable conversion price, then holders surrendering New Notes for conversion will receive, in lieu of shares of our common stock based on the then applicable conversion rate, shares of common stock with a value equal to the principal amount of the New Notes being converted (a “principal value conversion”). Shares of our common stock delivered upon a principal value conversion will be valued at the greater of the applicable conversion price on the eighth day prior to the conversion date and the last reported sale price on the conversion date. We will deliver shares of our common stock upon a principal value conversion no later than the third business day following the determination of the last reported sale price.

The “trading price” of a New Note on any date of determination shall be determined by us and shall be the average of the secondary market bid quotations per New Note obtained by the bid solicitation agent for $5,000,000 aggregate principal amount of New Notes at approximately 4:00 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select, provided that if:

•	at least three such bids are not obtained by the bid solicitation agent, or

•	in our reasonable judgment, the bid quotations are not indicative of the secondary market value of New Notes as of such determination date,

then the trading price for such determination date will equal (1) the applicable conversion rate of the New Notes as of such determination date multiplied by (2) the average last reported sale price (as defined below) of our common stock on the five trading days ending on such determination date.

The bid solicitation agent initially will be the trustee. We may change the bid solicitation agent, but the bid solicitation agent will not be our affiliate. The bid solicitation agent will solicit bids from securities dealers that are believed by us to be willing to bid for the New Notes.

In connection with any conversion upon satisfaction of the above trading price condition, the trustee shall have no obligation to determine the trading price of the New Notes unless we have requested such determination; and we shall have no obligation to make such request unless you provide us with reasonable evidence that the trading price per New Note would be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. At such time, we shall instruct the trustee to determine the trading price of the New Notes beginning on the next trading day and on each successive trading day until the trading price per New Note is greater than or equal to 98% of the product of the last reported sale price of our common stock and the applicable conversion rate.

Conversion Upon Notice of Redemption

If we call any or all of the New Notes for redemption, you may convert any of your New Notes that have been called for redemption into our common stock at any time prior to the close of business on the second business day prior to the redemption date. If you have already submitted a New Note for repurchase on a repurchase date, you may not surrender that New Note for conversion until you have withdrawn your repurchase election in accordance with the indenture.

Conversion Upon Specified Corporate Transactions

If we elect to:

•	distribute to all holders of our common stock rights or warrants entitling them to subscribe for or purchase, for a period expiring within 45 days after the date of the distribution, shares of our common stock at less than the last reported sale price of a share of our common stock on the trading day immediately preceding the declaration date of the distribution; or

•	distribute to all holders of our common stock, assets, debt securities or rights to purchase our securities, which distribution has a per share value as determined by our board of directors exceeding 5% of the last reported sale price of our common stock on the trading day immediately preceding the declaration date for such distribution, we must notify holders of the New Notes at least 20 business days prior to the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their New Notes for conversion at any time until the earlier of the close of business on the business day immediately prior to the ex-dividend date or any announcement that such distribution will not take place. No holder may exercise this right to convert if the holder otherwise will participate in the distribution without conversion. The “ex-dividend” date is the first date upon which a sale of the common stock does not automatically transfer the right to receive the relevant distribution from the seller of the common stock to its buyer.

In addition, if we are a party to a consolidation, merger or binding share exchange, in each case pursuant to which our common stock would be converted into cash or property other than securities, a holder may surrender New Notes for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until and including the date which is 15 days after the actual effective date of such transaction. If we engage in certain reclassifications of our common stock or are a party to a consolidation, merger, binding share exchange or transfer of all or substantially all of our assets, in each case pursuant to which our common stock is converted into cash, securities or other property, then at the effective time of the transaction, the right to convert a New Note into our common stock will be changed into a right to convert a New Note into the kind and amount of cash, securities or other property which a holder of a number of shares of our common stock equal to the conversion rate would have received in such transaction. If we engage in any transaction described in the preceding sentence, the conversion rate will not be adjusted. If the transaction also constitutes a fundamental change, a holder can require us to redeem all or a portion of its New Notes as described under “— Repurchase of New Notes by Us at the Option of the Holder Upon a Fundamental Change.”

Conversion Rate Adjustments

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the New Notes participate in any of the transactions described below.

(1) If we issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

OS’
CR’ = CR0 ×
OS0

where,

CR0 = the conversion rate in effect immediately prior to such event;

CR’ = the conversion rate in effect immediately after such event;

OS0 = the number of our shares of common stock outstanding immediately prior to such event; and

OS’ =	the number of shares of our common stock that would be outstanding immediately after such event.

(2) If we issue to all or substantially all holders of our common stock any rights or warrants entitling them for a period of not more than 45 days to subscribe for or purchase shares of our common stock, or securities convertible into shares of our common stock, at a price per share or a conversion price per share less than the last reported sale price of shares of our common stock on the business day immediately preceding the time of announcement of such issuance, the conversion rate will be adjusted based on the following formula (provided that the conversion rate will be readjusted to the extent that such rights or warrants are not exercised prior to their expiration):

OS0 + X
CR’ = CR0 ×
OS0 + Y

where,

CR0 =	the conversion rate in effect immediately prior to such event

CR’ =	the conversion rate in effect immediately after such event

OS0 =	the number of shares of our common stock outstanding immediately prior to such event

X =	the total number of shares of our common stock issuable pursuant to such rights

Y =	the number of shares of our common stock equal to the aggregate price payable to exercise such rights divided by the average of the last reported sale prices of our common stock for the ten consecutive trading days prior to the business day immediately preceding the ex-dividend date with respect to the issuance of such rights.

(3) If we distribute shares of our capital stock, evidences of our indebtedness or other assets or property of ours to all or substantially all holders of our common stock, excluding:

•	dividends, distributions and rights or warrants referred to in clause (1) or (2) above; and

•	dividends or distributions paid exclusively in cash referred to in clause (4) below;

then the conversion rate will be adjusted based on the following formula:

SP0
CR’ = CR0 ×
SP0 − FMV

where,

CR0 =	the conversion rate in effect immediately prior to such distribution

CR’ =	the conversion rate in effect immediately after such distribution

SP0 =	the average of the last reported sale prices of our common stock for the ten days prior to the business day immediately preceding the ex-dividend date with respect to such distribution

FMV =	the fair market value (as determined by our board of directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock on the record date for such distribution

(4) If we make any cash dividend or distribution during any of our quarterly fiscal periods to all or substantially all holders of our common stock, the conversion rate will be adjusted based on the following formula:

SP0
CR’ = CR0 ×
SP0 − C

where,

CR0 =	the conversion rate in effect immediately prior to the record date for such distribution

CR’ =	the conversion rate in effect immediately after the record date for such distribution

SP0 =	the average of the last reported sale prices of our common stock for the ten consecutive trading days prior to the business day immediately preceding the ex-dividend date with respect to such distribution

C =	the amount in cash per share we distribute to holders of our common stock

(5) If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

AC + (SP’ × OS’)
CR’ = CR0 ×
OS0 × SP’

where,

CR0 =	the conversion rate in effect on the date such tender or exchange offer expires

CR’ =	the conversion rate in effect on the day next succeeding the date such tender or exchange offer expires

AC =	the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for shares purchased in such tender or exchange offer

OS0 =	the number of shares of common stock outstanding immediately prior to the date such tender or exchange offer expires

OS’ =	the number of shares of common stock outstanding immediately after the date such tender or exchange offer expires

SP’ =	the average of the last reported sale prices of our common stock for the ten consecutive trading days commencing on the trading day next succeeding the date such tender or exchange offer expires

If, however, the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made.

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.

In the event of:

•	any reclassification of our common stock, or

•	a consolidation, merger or combination involving us, or

•	a sale or conveyance to another person of all or substantially all of our property and assets,

in which holders of our outstanding common stock would be entitled to receive cash, securities or other property for their shares of common stock, holders of New Notes will generally be entitled thereafter to convert their New Notes into the same type of consideration received by holders of our common stock immediately prior to one of these types of event.

We are permitted to increase the conversion rate of the New Notes by any amount for a period of at least 20 days if our board of directors determines that such increase would be in our best interest. We are required to give at least 15 days prior notice of any increase in the conversion rate. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. For discussion of the United States federal income tax treatment of an adjustment to the conversion rate of the New Notes, see “Certain U.S. Federal Income Tax Consequences — Sale, Exchange, Conversion or Redemption of New Notes.”

Holders of New Notes will receive, upon conversion of New Notes, in addition to shares of our common stock, if we adopt, or subsequently amend, a rights plan while New Notes remain outstanding, the rights under that rights plan as so adopted or amended unless, prior to the conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from our common stock, in which case the applicable conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock shares of our common stock, evidences of indebtedness or other assets or property described in clause (3) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

The applicable conversion rate will not be adjusted:

•	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•	upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•	upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the New Notes were first issued;

•	for a change in the par value of the common stock; or

•	for accrued and unpaid interest, if any.

Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share.

No adjustment in the applicable conversion rate will be required until the earlier of (1) such time as we provide notice to holders of our intention to redeem the New Notes or (2) such time as the adjustment would require an increase of at least 1% of the applicable conversion rate. If an adjustment is not made because the adjustment would not change the applicable conversion rate by more than 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment.

In the event of:

•	a taxable distribution to holders of shares of common stock that results in an adjustment to the conversion rate or

•	an increase in the conversion rate at our discretion,

the holders of the New Notes may, in certain circumstances, be deemed to have received a distribution subject to United States federal income tax as a dividend. In addition, non-US holders of New Notes in certain circumstances may be deemed to have received a distribution subject to United States federal withholding tax requirements. See “Certain United States Federal Income Tax Considerations — Constructive Dividends to Holders of New Notes” and “— Non-United States Holders”.

Repurchase of New Notes by Us at the Option of the Holder

You have the right to require us to repurchase all or a portion of your New Notes for cash on March 15, 2009, 2014, 2019, 2024 and 2029 (each, a “repurchase date”).

We will be required to repurchase any outstanding New Note for which you deliver a written repurchase notice to the paying agent (which will initially be the trustee). This notice must be delivered during the period beginning at any time from the opening of business on the date that is 20 business days prior to the repurchase date until the close of business on the business day prior to the repurchase date. You may withdraw your repurchase notice at any time prior to the close of business on the business day prior to the repurchase date. If a repurchase notice is given and withdrawn during that period, we will not be obligated to repurchase the New Notes listed in the notice. Our repurchase obligation will be subject to certain additional conditions described below.

The repurchase price payable will be equal to 100% of the principal amount of the New Notes to be repurchased plus any accrued and unpaid interest, if any, to but excluding the repurchase date.

On or before the 20th business day prior to each repurchase date, we will provide to the trustee, the paying agent and all holders of New Notes at their addresses shown in the register of the registrar, and to beneficial owners as required by applicable law, a notice stating, among other things:

•	the repurchase price;

•	the name and address of the paying agent and the conversion agent; and

•	the procedures that holders must follow to require us to repurchase their New Notes.

Your notice electing to require us to repurchase New Notes must state:

•	if certificated New Notes have been issued, the New Note certificate numbers;

•	the portion of the principal amount of New Notes to be repurchased, which must be in integral multiples of $1,000; and

•	that the New Notes are to be repurchased by us pursuant to the applicable provisions of the New Notes and the indenture.

If your New Notes are not in certificated form, your repurchase notice must comply with appropriate DTC procedures.

No New Notes may be repurchased at the option of holders if there has occurred and is continuing an event of default under the indenture, other than an event of default that is cured by the payment of the repurchase price of the New Notes.

You may withdraw any repurchase notice in whole or in part by delivering a written notice of withdrawal to the paying agent prior to the close of business on the business day prior to the repurchase date. The withdrawal notice must state:

•	the principal amount of the withdrawn New Notes;

•	if certificated New Notes have been issued, the certificate numbers of the withdrawn New Notes; and

•	the principal amount, if any, which remains subject to the repurchase notice.

If your New Notes are not in certificated form, your withdrawal notice must comply with appropriate DTC procedures.

To receive payment of the repurchase price, you must either effect book-entry transfer of your New Notes or deliver your New Notes, together with necessary endorsements, to the office of the paying agent after delivery of your repurchase notice. Payment of the repurchase price for a New Note will be made promptly following the later of the repurchase date and the time of book-entry transfer or delivery of the New Note.

If the paying agent holds money sufficient to pay the repurchase price of the New Notes on the repurchase date, then, on and after the business day following such date:

•	the New Notes will cease to be outstanding and interest will have ceased to accrue (whether or not book-entry transfer of the New Notes has been made or the New Notes have been delivered to the paying agent); and

•	all other rights of the holders will terminate (other than the right to receive the repurchase price upon transfer or delivery of the New Notes).

We will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of our repurchase notice. If then required by the applicable rules, we will file a Schedule TO or any other schedule required in connection with any offer by us to repurchase the New Notes.

Repurchase of New Notes by Us at the Option of the Holder Upon a Fundamental Change

If a fundamental change (as defined below in this section) occurs at any time prior to the maturity date, you will have the right, at your option, to require us to repurchase for cash any or all of your New Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000. In accordance with the terms of the indenture governing the New Notes, we intend to make an irrevocable election to satisfy in cash 100% of the principal amount of the New Notes converted and we intend to waive our right to deliver shares of our common stock in lieu of cash upon a fundamental change. The repurchase price we are required to pay is equal to 100% of the principal amount of the New Notes to be purchased plus accrued and unpaid interest, if any, to but excluding the repurchase date.

A “fundamental change” will be deemed to have occurred at the time after the New Notes are originally issued that any of the following occurs:

•	a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than us, our subsidiaries or our or their employee benefit plans, files a Schedule TO or any other schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the total voting power of all shares of our capital stock that are entitled to vote generally in the election of directors;

•	consummation of any share exchange, consolidation or merger of us or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than us or one or more of our subsidiaries, pursuant to which our common stock will be converted into cash, securities or other property; provided, however, that a transaction where the holders of our voting capital stock immediately prior to such transaction have directly or indirectly more than 50% of the aggregate voting power of all shares of capital stock of the continuing or surviving corporation or transferee entitled to vote generally in the election of directors immediately after such event shall not be a fundamental change; or

•	our common stock or other common stock into which the New Notes are convertible is neither listed for trading on a U.S. national securities exchange nor approved for trading on the National Association of Securities Dealers Automated Quotation System or another established automated over-the-counter trading market in the United States.

A fundamental change will not be deemed to have occurred in respect of any of the foregoing, however, if either:

•	the last reported sale price of our common stock for any five trading days within the 10 consecutive trading days ending immediately before the later of the fundamental change or the public announcement thereof, equals or exceeds 105% of the applicable conversion price of the New Notes immediately before the fundamental change or the public announcement thereof; or

•	at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or transactions constituting the fundamental change consists of shares of capital stock traded on a national securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System or which will be so traded or quoted when issued or exchanged in connection with a fundamental change (these securities being referred to as “publicly traded securities”) and as a result of this transaction or transactions the New Notes become convertible into such publicly traded securities, excluding cash payments for fractional shares.

For purposes of the above paragraph the term “capital stock” of any person means any and all shares (including ordinary shares or American Depository Shares), interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such person.

On or before the 30th day after the occurrence of a fundamental change, we will provide to all holders of the New Notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

•	the events causing a fundamental change;

•	the date of the fundamental change;

•	the last date on which a holder may exercise the repurchase right;

•	the fundamental change repurchase price;

•	the fundamental change repurchase date;

•	the name and address of the paying agent and the conversion agent;

•	the applicable conversion rate and any adjustments to the applicable conversion rate;

•	that the New Notes with respect to which a fundamental change repurchase election has been given by the holder may be converted only if the holder withdraws the fundamental change repurchase election in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to repurchase their New Notes.

To exercise the repurchase right, you must deliver prior to the close of business on the business day immediately preceding the repurchase date, subject to extension to comply with applicable law, the New Notes to be repurchased, duly endorsed for transfer, together with a written repurchase election and the form entitled “Form of Fundamental Change Repurchase Notice” on the reverse side of the New Notes duly completed, to the paying agent. Your repurchase election must state:

•	if certificated, the certificate numbers of your New Notes to be delivered for repurchase;

•	the portion of the principal amount of New Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

•	that the New Notes are to be repurchased by us pursuant to the applicable provisions of the New Notes and the indenture.

If the New Notes are not in certificated form, your notice must comply with appropriate DTC procedures.

You may withdraw any repurchase election (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the fundamental change repurchase date. The notice of withdrawal shall state:

•	the principal amount of the withdrawn New Notes;

•	if certificated New Notes have been issued, the certificate numbers of the withdrawn New Notes; and

•	the principal amount, if any, which remains subject to the repurchase notice.

If the New Notes are not in certificated form, your notice must comply with appropriate DTC procedures.

We will be required to repurchase the New Notes no later than 30 business days after the date of our notice of the occurrence of the relevant fundamental change subject to extension to comply with applicable law. You will receive payment of the fundamental change repurchase price promptly following the later of the fundamental change repurchase date or the time of book-entry transfer or the delivery of the New Notes. If the paying agent holds money sufficient to pay the fundamental change repurchase price of the New Notes on the fundamental change repurchase date, then on the business day following such date:

•	the New Notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the New Notes is made or whether or not the New Note is delivered to the paying agent); and

•	all other rights of the holders will terminate (other than the right to receive the fundamental change repurchase price upon delivery or transfer of the New Notes).

If a fundamental change occurs, as described above, instead of paying the repurchase price in cash we may elect to pay the repurchase price in shares of our common stock, or, in the case of a merger in which we are not the surviving corporation, common stock or American Depository Shares of the surviving corporation or its direct or indirect parent corporation, at our option. The number of shares of the applicable common stock or securities you will receive will equal the amount of the repurchase price divided by 98% of the average last reported sale prices of the applicable common stock or securities for the five consecutive trading days immediately preceding the second business day immediately preceding the fundamental change repurchase date. However, we may not pay the repurchase price in the applicable common stock or securities unless we satisfy certain conditions prior to the repurchase date as provided in the indenture, including:

•	registration of the shares of the applicable common stock or securities to be issued upon repurchase under the Securities Act and the Exchange Act, if required;

•	qualification of the shares of the applicable common stock or securities to be issued upon repurchase under applicable state securities laws, if necessary, or the availability of an exemption therefrom; and

•	listing of the applicable common stock or securities on a U.S. national securities exchange or quotation thereof on an inter-dealer quotation system of any registered U.S. national securities association.

•	If the paying agent holds money and/or applicable stock sufficient to pay the fundamental change repurchase price of the New Notes on the fundamental change repurchase date, then:

•	the New Notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the New Notes is made or whether or not the New Note is delivered to the paying agent); and

•	all your other rights as a holder will terminate (other than the right to receive the fundamental change repurchase price and previously accrued and unpaid interest upon delivery or transfer of the New Notes).

We will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of our repurchase of New Notes upon a fundamental change. If then required by the applicable rules, we will file a Schedule TO or any other schedule required in connection with any offer by us to repurchase the New Notes.

The rights of the holders to require us to repurchase their New Notes upon a fundamental change could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to accumulate shares of our common stock, to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The term “fundamental change” is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the

New Notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

No New Notes may be repurchased at the option of holders upon a fundamental change if there has occurred and is continuing an event of default under the indenture, other than an event of default that is cured by the payment of the fundamental change repurchase price of the New Notes.

The definition of fundamental change includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the New Notes to require us to repurchase its New Notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. See “Risk Factors — Risks Related to the New Notes and Our Common Stock — We may be unable to repay or repurchase the New Notes or our other indebtedness.” If we fail to repurchase the New Notes when required following a fundamental change, we will be in default under the indenture. In addition we may in the future incur other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to purchase our indebtedness upon the occurrence of similar events or on some specific dates.

Merger and Sale of Assets by Us

The indenture will provide that we may not consolidate with or merge with or into any other person or sell, convey, transfer or lease our properties and assets substantially as an entirety to another person, unless:

•	we are the surviving person, or the resulting, surviving or transferee person, if other than us, is organized and existing under the laws of the United States, any state thereof or the District of Columbia;

•	the successor person assumes all of our obligations under the New Notes and the indenture;

•	immediately after giving effect to such transaction, there is no event of default or event that, with notice or passage of time or both, would become an event of default; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that such consolidation, merger, sale, conveyance, transfer or lease complies with these requirements.

Upon any permitted consolidation, merger, sale, conveyance, transfer or lease, the resulting, surviving or transferee person shall succeed to and be substituted for us, and may exercise our rights and powers under the indenture and the New Notes, and after any such contemplated transaction, we will be relieved of all obligations and covenants under the indenture and the New Notes.

Subordination of New Notes and New Guarantee

Payment on the New Notes and the New Guarantee is, to the extent provided in the indenture, subordinated in right of payment to the prior payment in full of all of the existing and future Senior Indebtedness of CapitalSource and Finance.

If any one of CapitalSource or Finance dissolves, winds-up, liquidates or reorganizes, or if any one of CapitalSource or Finance is the subject of any bankruptcy, receivership or similar proceeding, the holders of Senior Indebtedness will be paid in the relevant proceeding before the holders of the New Notes.

Each of CapitalSource and Finance is barred from making any payment on the New Notes or the New Guarantee if (i) a default in the payment of Senior Indebtedness occurs and is continuing beyond any applicable period of grace (a “payment default”), and (ii) CapitalSource receives written notice of such payment default by the holders of such senior indebtedness, or any trustee therefor. CapitalSource may resume payments and distributions on the New Notes upon the date on which such default is cured or waived or ceases to exist.

If the trustee or any holder of the New Notes receives any payment or distribution of our assets in contravention of the subordination provisions of the New Notes and the New Guarantee, then such payment or distribution will be held in trust for the benefit of holders of Senior Indebtedness as their interests may appear.

Because of the subordination provisions discussed above, in the event of the bankruptcy, dissolution or reorganization of any one of CapitalSource or Finance, holders of Senior Indebtedness may receive more, ratably, and holders of the New Notes may receive less, ratably, than their respective creditors. This subordination will not prevent the occurrence of any event of default under the indenture.

The New Notes are exclusively the obligations of CapitalSource and the New Guarantee exclusively the obligation of Finance. A substantial portion of our operations are conducted through our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the New Notes or New Guarantee or to make any funds available for any payment on the New Notes or New Guarantee. CapitalSource’s cash flow and its ability to service its debt, including the New Notes, is dependent upon the earnings of its subsidiaries and CapitalSource may be unable to access that cash. In addition, CapitalSource is dependent on the distribution of earnings, loans or other payments from its subsidiaries. Further, any payment of dividends, distributions, loans or advances by its subsidiaries to CapitalSource could be subject to statutory or contractual restrictions. Payments to CapitalSource by its subsidiaries will also be contingent upon its subsidiaries’ earnings and business considerations.

CapitalSource’s right to receive any assets of any of its subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of the New Notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if CapitalSource were a creditor to any of its subsidiaries, its rights as a creditor would be subordinate to any security interest in the assets of such subsidiaries and any indebtedness of its subsidiaries senior to that held by CapitalSource.

As of September 30, 2006, CapitalSource had aggregate unsecured and unsubordinated indebtedness of approximately $1.1 billion, including $555 million relating to the Old Notes and the series of 3.5% senior convertible debentures due 2034 that is the subject of the contemporaneous exchange offer; Finance had aggregate secured indebtedness of $3.8 billion, and aggregate unsecured and unsubordinated indebtedness of $1 million, excluding intercompany debt and trade payables, and our non-guarantor subsidiaries had aggregate indebtedness of approximately $7.3 billion, excluding intercompany debt and trade payables. The indentures for the New Notes and the Old Notes do not limit the amount of indebtedness that CapitalSource or any of its subsidiaries may incur.

Neither CapitalSource nor any of its subsidiaries including Finance is limited from incurring Senior Indebtedness or other additional debt under the indenture. If any one or both of CapitalSource or Finance incurs additional debt its ability to pay its obligations on the New Notes and the New Guarantee could be affected. CapitalSource expects from time to time to incur additional indebtedness and other liabilities.

CapitalSource is obligated to pay reasonable compensation to the trustee. CapitalSource will indemnify the trustee against any losses, liabilities or expenses incurred by it in connection with its duties. The trustee’s claims for such payments will be senior to the claims of the holders of the New Notes.

“Indebtedness” means, with respect to any one of CapitalSource or Finance, whether recourse is to all or a portion of its assets, whether currently existing or hereafter incurred and whether or not contingent and without duplication, (i) every obligation for money borrowed; (ii) every obligation evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person; (iv) every obligation issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or other accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation; (vi) all indebtedness, whether incurred on or prior to the date of issuance of the New Notes or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; (vii) every obligation of the type referred to in clauses (i) through

(vi) of another person and all dividends of another person the payment of which, in either case, CapitalSource or Finance has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise; and (viii) any renewals, extensions, refundings, amendments or modifications of any obligation of the type referred to in clauses (i) through (vii).

“Senior Indebtedness” means, with respect to any one of CapitalSource or Finance, the principal of, and premium, if any, interest including any interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in the proceeding, and rent payable on or in connection with, all Indebtedness of CapitalSource or Finance as the case may be unless it is provided in the instrument creating or evidencing the Indebtedness that such Indebtedness is not superior in right of payment to the New Notes in the case of CapitalSource, or the New Guarantee in the case of Finance. Notwithstanding the foregoing, Senior Indebtedness does not include (a) any Indebtedness that expressly provides that it ranks pari passu with or junior in right of payment to the New Notes in the case of CapitalSource (or the New Guarantee in the case of Finance), (b) the subordinated guarantees of CapitalSource issued and outstanding as of the exchange date in respect of our outstanding trust preferred securities, (c) the subordinated debt of Finance issued and outstanding as of the exchange date in respect of our outstanding trust preferred securities or (d) the senior subordinated debt of CapitalSource and the related senior subordinated guarantee of Finance to be issued in connection with our contemporaneous exchange offer, which shall rank pari passu in right of payment with the New Notes and the New Guarantee.

Events of Default; Notice and Waiver

The following will be events of default under the indenture:

•	we fail to pay principal of the New Notes when due or otherwise;

•	we fail to pay any interest on the New Notes when due and such failure continues for a period of 30 days;

•	we fail to provide notice of the occurrence of a fundamental change on a timely basis;

•	we default in our obligation to convert the New Notes into shares of our common stock or cash upon exercise of a holder’s conversion right and such default continues for a period of 10 days;

•	we default in our obligation to repurchase the New Notes at the option of a holder upon a fundamental change or on any other repurchase date;

•	we default in our obligation to redeem the New Notes after we have exercised our option to redeem;

•	we fail to perform or observe any of the other covenants in the indenture for 60 days after written notice to us from the trustee or the holders of at least 25% in principal amount of the outstanding New Notes;

•	there occurs an event of default with respect to our or any of our significant subsidiaries’ within the meaning of Regulation S-X promulgated under the Securities Act indebtedness having a principal amount then outstanding, individually or in the aggregate, of at least $25.0 million, whether such indebtedness now exists or is hereafter incurred, which default or defaults:

•	shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable and such acceleration shall not have been rescinded or annulled within 60 days after the date of such acceleration; or

•	shall constitute the failure to pay such indebtedness at the final stated maturity thereof (after expiration of any applicable grace period);

•	any final judgment or judgments for the payment of money in excess of $25.0 million shall be rendered against us and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect; and

•	certain events involving our bankruptcy, insolvency or reorganization.

The trustee may withhold notice to the holders of the New Notes of any default, except defaults in payment of principal or interest on the New Notes. However, the trustee must consider it to be in the interest of the holders of the New Notes to withhold this notice.

If an event of default occurs and continues, the trustee or the holders of at least 25% in principal amount of the outstanding New Notes may declare the principal and accrued and unpaid interest, if any, on the outstanding New Notes to be immediately due and payable. In case of certain events of bankruptcy or insolvency involving us, the principal and accrued and unpaid interest on the New Notes will automatically become due and payable. However, if we cure all defaults, except the nonpayment of principal or interest that became due as a result of the acceleration, and meet certain other conditions, with certain exceptions, this declaration may be cancelled and the holders of a majority of the principal amount of outstanding New Notes may waive these past defaults.

The holders of a majority of outstanding New Notes will have the right to direct the time, method and place of any proceedings for any remedy available to the trustee, subject to limitations specified in the indenture.

No holder of the New Notes may pursue any remedy under the indenture, except in the case of a default in the payment of principal or interest on the New Notes, unless:

•	the holder has given the trustee written notice of an event of default;

•	the holders of at least 25% in principal amount of outstanding New Notes make a written request, and offer reasonable indemnity, to the trustee to pursue the remedy;

•	the trustee does not receive an inconsistent direction from the holders of a majority in principal amount of the New Notes;

•	the holder or holders have offered reasonable security or indemnity to the trustee against any costs, liability or expense of the trustee; and

•	the trustee fails to comply with the request within 60 days after receipt of the request and offer of indemnity.

Modification and Waiver

The consent of the holders of a majority in principal amount of the outstanding New Notes is required to modify or amend the indenture (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, New Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the New Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, New Notes). However, a modification or amendment requires the consent of the holder of each outstanding New Note if it would:

•	extend the fixed maturity of any New Note;

•	reduce the rate or extend the time for payment of interest on any New Note;

•	reduce the principal amount of any New Note;

•	reduce any amount payable upon redemption or repurchase of any New Note;

•	affect our obligation to redeem any New Notes on a redemption date in a manner adverse to such holder;

•	affect our obligation to repurchase any New Note at the option of the holder in a manner adverse to such holder;

•	affect our obligation to repurchase any New Note upon a fundamental change in a manner adverse to such holder;

•	impair the right of a holder to institute suit for payment on any New Note;

•	change the currency in which any New Note is payable;

•	except as otherwise permitted by provisions of the indenture concerning specified reclassifications or corporate reorganizations, impair the right of a holder to convert any New Note or reduce the number of common shares, the amount of cash or the amount of any other property receivable upon conversion; provided that the provisions of the indenture described under “— Conversion Upon Satisfaction of Trading Price Condition” may be amended or modified with the consent of a majority in aggregate principal amount of the debentures then outstanding if our board of directors determines in good faith that such change is necessary to preserve the accounting treatment of the debentures in effect on the date of this prospectus;

•	reduce the quorum or voting requirements under the indenture;

•	subject to specified exceptions, modify certain of the provisions of the indenture relating to modification or waiver of provisions of the indenture; or

•	reduce the percentage of New Notes required for consent to any modification of the indenture.

We and the trustee are permitted to modify certain provisions of the indenture without the consent of the holders of the New Notes, including to:

•	secure any New Notes;

•	evidence the assumption of our obligations by a successor person;

•	add covenants or events of default for the benefit of the holders of New Notes or surrender any power conferred upon us;

•	cure any ambiguity or correct any error in the indenture;

•	establish the forms or terms of the New Notes;

•	evidence the acceptance of appointment by a successor trustee;

•	increase the conversion rate;

•	facilitate the discharge of the New Notes;

•	facilitate the registration of the New Notes;

•	qualify or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended; and

•	make other changes to the indenture or forms or terms of the New Notes, provided no such change individually or in the aggregate with all other such changes has or will have a material adverse effect on the interests of the holders of the New Notes.

Calculations in Respect of New Notes

We will be responsible for making all calculations called for under the indenture. These calculations include, but are not limited to, determinations of the market prices of our common stock and the New Notes, the amount of accrued interest payable on the New Notes and the conversion price of the New Notes. We will make all these calculations in good faith, and, absent manifest error, our calculations will be final and binding on holders of New Notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of New Notes upon the request of that holder.

Information Concerning the Trustee

We have appointed Wells Fargo Bank, N.A., the trustee under the indenture, as paying agent, conversion agent, debenture registrar and custodian for the New Notes. The trustee or its affiliates may also provide banking and other services to us in the ordinary course of their business.

Governing Law

The New Notes and the indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Form, Denomination, Exchange, Registration and Transfer

The New Notes are issued:

•	in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 principal amount and integral multiples of $1,000.

Holders may present New Notes for conversion, registration of transfer and exchange at the office maintained by us for such purpose, which will initially be an office or agency of the trustee in The City of New York.

Payment and Paying Agent

We will maintain an office in the Borough of Manhattan, The City of New York, where we will pay the principal on the New Notes and you may present the New Notes for conversion, registration of transfer or exchange for other denominations, which initially will be an office or agency of the trustee. We may pay interest by check mailed to your address as it appears in the debenture register, provided that if you are a holder with an aggregate principal amount in excess of $2.0 million, you will be paid, at your written election, by wire transfer in immediately available funds.

However, payments to The Depository Trust Company, New York, New York, which we refer to as DTC, will be made by wire transfer of immediately available funds to the account of DTC or its nominee.

Notices

Except as otherwise described herein, notice to registered holders of the New Notes will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of such mailing.

Satisfaction and Discharge

The indenture will generally cease to be of any further effect with respect to the New Notes, if:

•	we have delivered to the trustee for cancellation all outstanding New Notes (with certain limited exceptions) or

•	all New Notes not previously delivered to the trustee for cancellation have become due and payable, whether at the maturity date, any redemption date or any repurchase date (including upon the occurrence of a fundamental change), or upon conversion or otherwise, and we have deposited with the trustee an amount (including our common stock, as applicable) sufficient to pay all of the outstanding New Notes,

•	and if, in either case, we also pay or cause to be paid all other sums payable under the indenture by us.

Book-Entry System

New Notes are evidenced by global debenture deposited with DTC and registered in the name of Cede & Co. as DTC’s nominee. Except as set forth below, the global debenture may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Beneficial interests in a global debenture may be held through organizations that are participants in DTC (called “participants”). Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global debenture to such persons may be limited.

Beneficial interests in a global debenture held by DTC may be held only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly (called “indirect participants”). So long as Cede & Co., as the nominee of DTC, is the registered owner of a global debenture, Cede & Co. for all purposes will be considered the sole holder of such global debenture. Except as provided below, owners of beneficial interests in a global debenture will:

•	not receive physical delivery of certificates in definitive registered form; and

•	not be considered holders of the global debenture.

We will pay interest, if any, on, and the redemption price and the repurchase price of, a global debenture to Cede & Co., as the registered owner of the global debenture, by wire transfer of immediately available funds on each interest payment date or the redemption or repurchase date, as the case may be. Neither we, the trustee nor any paying agent will be responsible or liable:

•	for the records relating to, or payments made on account of, beneficial ownership interests in a global debenture; or

•	for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Neither we, the trustee, registrar, paying agent nor conversion agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of New Notes, including the presentation of New Notes for conversion, only at the direction of one or more participants to whose account with DTC interests in the global debenture are credited, and only in respect of the principal amount of the New Notes represented by the global debenture as to which the participant or participants has or have given such direction.

DTC is:

•	a limited purpose trust company organized under the laws of the State of New York, and a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

DTC has agreed to the foregoing procedures to facilitate transfers of interests in a global debenture among participants. However, DTC is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, DTC has ceased to be a clearing agency registered under the Exchange Act or an event of default has occurred and is continuing, we will issue New Notes in certificated form in exchange for global debentures. In addition, beneficial interests in a global debenture may be exchanged for certificated New Notes upon the reasonable request of any beneficial holder on terms acceptable to us, the trustee and the depositary. We may at any time and in our sole discretion determine not to have New Notes represented by global debenture and in such event will issue certificates in definitive form in exchange for the global debenture.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material U.S. federal income tax consequences of the exchange, and the ownership and disposition of the New Notes to holders of the Old Notes who participate in the exchange and who hold the Old Notes and the New Notes as capital assets. The consequences of the ownership and disposition of CapitalSource’s common stock are described in the section titled “Material U.S. Federal Income Tax Considerations” contained in the Current Report on Form 8-K filed with the SEC on February 12, 2007 (the “Form 8-K”). The discussion is general in nature, and does not discuss all aspects of the U.S. federal income taxation that may be relevant to a particular holder in light of the holder’s particular circumstances (including, for example, the potential application of the alternative minimum tax), or to certain types of holders subject to special treatment under U.S. federal income tax laws (such as, for example, insurance companies, tax-exempt organizations, financial institutions, brokers, persons holding the securities as part of a straddle, hedging or conversion transaction, persons whose functional currency is not the U.S. dollar and dealers in securities). In addition, the discussion does not consider the effect of any foreign, state, local, or other tax laws, or any U.S. tax considerations (e.g., estate or gift tax) other than U.S. federal income tax considerations, that may be applicable to particular holders. We have not sought any rulings from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions. This summary does not deal with persons that acquire New Notes other than in exchange for Old Notes in connection with the exchange.

For purposes of the discussion herein, a “U.S. Holder” means a beneficial owner of an Old Note or a New Note, as the case may be, who is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source or (iv) a trust if (1) it validly elects to be treated as a United States person for U.S. federal income tax purposes or (2) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust. For purposes of the discussion herein, an “Exchanging U.S. Holder” means a U.S. Holder that exchanges Old Notes for New Notes pursuant to the exchange.

For purposes of the discussion herein, a “non-U.S. Holder” means a beneficial owner of an Old Note or a New Note, as the case may be, other than a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) who is not a U.S. Holder. For purposes of the discussion herein, an “Exchanging non-U.S. Holder” means a non-U.S. Holder that exchanges Old Notes for New Notes pursuant to the exchange.

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of an Old Note or a New Note, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A partnership that holds an Old Note or a New Note, and partners in such partnership, should consult their tax advisors.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations, administrative pronouncements and judicial decisions, each as available and in effect on the date hereof. All of the foregoing are subject to change, possibly with retroactive effect, or differing interpretations that could affect the tax consequences described herein.

EACH HOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO ITS PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE EXCHANGE OFFER AND THE OWNERSHIP AND DISPOSITION OF THE NEW NOTES AND OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY, AND ARISING AS A RESULT OF CHANGES IN U.S. FEDERAL INCOME TAX LAWS OR THE TAX LAWS OF SUCH OTHER JURISDICTIONS.

Exchange of Old Notes for New Notes

Exchanging U.S. Holders

Characterization of the Exchange

Under current Treasury Regulations, the exchange of Old Notes for New Notes will be treated as a taxable exchange for U.S. federal income tax purposes (referred to in this discussion as a “Tax Exchange”) if, taking into account the differences between the terms of the Old Notes and the New Notes, there is deemed to be a “significant modification” of the Old Notes. In general, these Treasury Regulations provide, among other things, that a modification of a debt instrument results in a significant modification if the yield of the modified debt instrument differs from the yield on the unmodified debt instrument, in either case computed under special rules provided for in the Treasury Regulations, by more than the greater of (a) 0.25% or (b) 5% of the annual yield of the unmodified debt instrument. Under this rule, the modifications to the Old Notes, as reflected by the New Notes, will constitute a significant modification of the Old Notes. Accordingly, we intend to take the position that the modifications to the Old Notes reflected by the New Notes will be treated as a Tax Exchange. By participating in the exchange, each holder will be deemed to have agreed, pursuant to the indenture governing the New Notes, to treat the exchange as constituting a significant modification of the Old Notes. Thus, each Exchanging U.S. Holder will be contractually prohibited from taking a position that the exchange is not a Tax Exchange.

The following discussion assumes that the exchange of the Old Notes for the New Notes results in a Tax Exchange of the Old Notes.

U.S. Federal Income Tax Treatment of the Exchange

Recapitalization

The U.S. federal income tax consequences of the exchange to Exchanging U.S. Holders will depend upon whether the exchange qualifies as a recapitalization for U.S. federal income tax purposes. Whether the exchange qualifies as a recapitalization generally depends upon whether the Old Notes and the New Notes constitute “securities” for U.S. federal income tax purposes. The term “security” is not defined in the Code or applicable regulations and has not been clearly defined by court decisions. The determination of whether a debt instrument is a security requires an overall evaluation of the nature of the debt instrument, with the term of the instrument usually regarded as one of the most significant factors. Although a debt instrument with a term of more than ten years is generally considered to be a security, no authority clearly addresses the impact of put, call, and conversion features of the type included in the Old and New Notes on the determination of the term of the instrument for purposes of assessing whether a debt instrument is a security. Although it is unclear, we intend to take the position that the Old Notes and the New Notes should be treated as “securities” for federal income tax purposes. Consequently, we intend to take the position that the exchange should constitute a recapitalization pursuant to the reorganization provisions of the Code.

If the exchange does qualify as a recapitalization, we believe that an Exchanging U.S. Holder generally should not recognize any gain or loss as a result of the exchange, and generally should have the same adjusted tax basis and holding period in the New Notes as such Exchanging U.S. Holder had in the Old Notes prior to the exchange. An Exchanging U.S. Holder’s adjusted tax basis in an Old Note at the time of the exchange generally will be calculated as described below under the section “— Tax Exchange not Treated as Recapitalization.”

Exchange not Treated as Recapitalization

If the exchange were not to qualify as a recapitalization the exchange would be a fully taxable transaction, and an Exchanging U.S. Holder would be required to recognize gain, if any, in an amount equal to the difference between the Exchanging U.S. Holder’s amount realized and the Exchanging U.S. Holder’s adjusted tax basis in the Old Notes surrendered. The amount realized generally would be the “issue price” of the New Notes. The determination of the “issue price” of the New Notes would depend upon whether the New Notes are considered publicly traded (generally meaning, for this purpose, listed on a major securities exchange, appearing on a quotation medium of general circulation or otherwise being readily quotable by dealers, brokers, or traders) at any time during the 60-day period beginning 30 days before the date of the exchange, in which case the issue price of the New Notes will be their fair market value as of the date of the exchange. We intend to take the position that the New Notes will be considered publicly traded for this purpose and thus that the issue price of the New Notes will be the fair market value of the publicly traded notes, determined as of the date of the exchange.

An Exchanging U.S. Holder’s adjusted tax basis in an Old Note generally will be equal to the Exchanging U.S. Holder’s original purchase price for the Old Note, (i) increased by (A) any accrued original issue discount (“OID”), and (B) any accrued market discount if the U.S. Holder has included the accrued market discount in income and (ii) decreased by (A) the amount of any amortizable bond premium taken with respect to such Old Note and (B) any payments received on the Old Notes. Capital gain or loss recognized upon the disposition of an Old Note generally will be a long-term capital gain or loss if the Old Note was held for more than one year; however, an Exchanging U.S. Holder will recognize ordinary income to the extent of the lesser of (a) its gain recognized in connection with the exchange or (b) any accrued market discount not yet included in income in respect of its Old Notes being exchanged. The maximum tax rate on long-term capital gains to non-corporate Exchanging U.S. Holders generally is 15% (for taxable years ending on or prior to December 31, 2010). The deductibility of capital losses may be subject to limitations. In addition, an Exchanging U.S. Holder may not be able to recognize a loss, if any, under the U.S. federal income tax rules relating to “wash sales.”

An Exchanging U.S. Holder’s holding period in its New Notes would begin the day after the exchange, and such Exchanging U.S. Holder’s tax basis in the New Notes generally would equal the fair market value of the New Notes as of the date of the exchange.

Exchanging U.S. Holders should consult their tax advisers regarding the tax consequences in their particular circumstances in the event that the exchange does not qualify as a recapitalization.

HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE CONSEQUENCES TO THEM OF THE OWNERSHIP, SALE, EXCHANGE, CONVERSION OR REDEMPTION OF NEW SECURITIES IF THE EXCHANGE IS TREATED AS A TAX EXCHANGE.

Exchanging Non-U.S. Holders

Subject to the discussion below regarding FIRPTA, if, as we intend, the exchange constitutes a Tax Exchange that qualifies as a recapitalization under the reorganization provisions of the Code, we believe that (except as described below if the Old Notes constitute “U.S. real property interests”) an Exchanging non-U.S. Holder generally should not recognize any gain or loss as a result of the exchange and generally should have the same adjusted tax basis and holding period in the New Notes as such Exchanging U.S. Holder had in the Old Notes prior to the exchange.

If the exchange constitutes a Tax Exchange that does not qualify as a recapitalization, any gain realized by an Exchanging non-U.S. Holder generally will be eligible for exemption from U.S. federal income or withholding tax to the same extent as would be the case for gain realized upon any sale or exchange of the Old Notes. Under such treatment, any gain realized in connection with the exchange by an Exchanging non-U.S. Holder, will be exempt from U.S. federal income and withholding taxes so long as: (i) the gain is not effectively connected with the conduct of a trade or business in the United States by such non-U.S. Holder, (ii) in the case of a foreign individual, such Exchanging non-U.S. Holder is not present in the United States for 183 days or more in the taxable year, and (iii) the Old Notes do not constitute “U.S. real property interests” (“USRPIs”) within the meaning of the Foreign Investment in Real Property Tax Act (“FIRPTA”).

The Old Notes will not constitute USRPIs if we are not, and have not been, a “United States real property holding corporation” (“USRPHC”). A U.S. corporation (such as the Company) is a USRPHC if at least 50% of the value of its assets consist of USRPIs, which include interests in real property, but not interests solely as a creditor in real property, such as mortgage loans. Currently, we believe that the majority of our assets will not be considered USRPIs because they are interests solely as a creditor in mortgage loans. We believe that we have not been at any time, and will not be at the time of the exchange, a USRPHC, although there can be no assurance that the composition of our assets will not change and include substantially more USRPIs in the future. Accordingly, we do not intend to withhold any amount under FIRPTA as a result of an exchange of Old Notes for New Notes in connection with the exchange.

Even if, however, we were treated as a USRPHC at or prior to the time of the exchange, the Old Notes will not be treated as USRPIs, and therefore generally not subject to FIRPTA at the time of the exchange, if any class of our stock is considered “regularly traded” under applicable Treasury Regulations on an “established securities market,” such as the New York Stock Exchange, and either (1) if the Old Notes are not considered regularly traded, the Exchanging non-U.S. Holder did not own, actually or constructively, Old Notes with a fair market value greater than the fair market value of 5% of our outstanding common stock or (2) if the Old Notes are considered regularly traded, the Exchanging non-U.S. Holder did not own, actually or constructively, more than 5% of the total fair market value of the Old Notes, in either case at any time.

If gain on the disposition of Old Notes were subject to taxation under FIRPTA, the Exchanging non-U.S. Holder generally would be subject to regular U.S. federal income tax with respect to any gain in the same manner as an Exchanging U.S. Holder that had sold the Old Notes in a fully taxable transaction, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. In that case, withholding tax may apply and any withholding tax withheld pursuant to the rules applicable to dispositions of a USRPI would be creditable against such Exchanging non-U.S. Holder’s U.S. federal income tax liability.

Exchanging non-U.S. Holders are urged to consult their tax advisors as to whether the exchange could be subject to U.S. federal income tax under FIRPTA in their particular circumstances if we were in fact a USRPHC at or prior to the time of the exchange.

Tax Consequences of Holding the New Notes

Exchanging U.S. Holders

Discount.

If the issue price of a New Note is less than its stated redemption price at maturity (“SRPM”), then, regardless of whether the exchange constitutes a recapitalization under the reorganization provisions of the Code, the New Note will be treated as being issued with original issue discount (“OID”) for U.S. federal income tax purposes unless the difference between the New Note’s issue price and its SRPM is less than a statutory de minimis amount (one-fourth of one percent of the SRPM of the note times the number of complete years from issuance to maturity). As discussed above, we intend to take the position that the “issue price” of a New Note will be equal to the fair market value of the New Note on the date of the exchange. Under such treatment, whether the New Notes are treated as being issued with OID will depend on the fair market value of the New Notes on the date of the exchange. The SRPM of a New Note is the total of all payments to be made under the note other than qualified stated interest (generally, stated interest that is unconditionally payable in cash or property at least annually at a single fixed rate). The SRPM of the New Notes should include all stated interest payments on the New Notes including, although it is not entirely clear, the portion of the first stated interest payment on the New Notes attributable to interest accruing prior to the date of the exchange (i.e., no portion of the stated interest on the New Notes will be qualified stated interest). If a note is issued with an amount of discount that is less than the statutory de minimis amount, then the amount of discount will be reportable as capital gain if and when it is received or the note is sold. If the issue price of a note is equal to or greater than its SRPM, the note will not be treated as having been issued with OID.

If the New Notes are issued with OID, an Exchanging U.S. Holder of a New Note will have to report annually the OID as income as it accrues, based on a constant yield method (which includes at least annual compounding) and regardless of the Exchanging U.S. Holder’s regular method of tax accounting. Thus, OID income on a New Note, if any, may be taxable before it is received in cash. In applying the constant yield method, the first step requires a determination of the debt instrument’s yield and maturity. The yield and maturity of a debt instrument will be determined by taking into account any unconditional option that the holder or issuer of the debt instrument has to require payments to be made on the debt instrument under an alternative payment schedule. For these purposes, if a holder of a debt instrument has an option to put the debt instrument to the issuer, that option will be deemed exercised if it would maximize the yield on the debt instrument. Similarly, if an issuer of a debt instrument has an option to call the debt instrument, that option will be deemed exercised if it would minimize the yield on the debt instrument. The accrual of OID on the New Notes will be determined by assuming that the New Notes will have a maturity date of March 15, 2009, because stated interest on the New Notes will not be payable after that date.

Payments of Stated Interest.  Stated interest on a New Note generally will not be separately included in the income of an Exchanging U.S. Holder, but rather will generally be treated first as previously accrued OID, and thereafter as payments of principal.

Market Discount.  An Exchanging U.S. Holder generally will not be treated as having acquired a New Note in connection with the exchange with market discount unless (1) the exchange were treated as a recapitalization and (2) the Exchanging U.S. Holder had acquired its Old Notes with market discount. Because the Old Notes were issued with OID, an Exchanging U.S. Holder would be treated as purchasing an Old Note with market discount if such Exchanging U.S. Holder purchased such Old Note for an amount that was less than its “revised issue price” (generally its issue price plus OID that would have been accrued from the original issuance date less prior payments of interest on the Old Note), unless such market discount is less than a de minimis amount (one-fourth of one percent of the SRPM of the Old Note times the number of complete years to maturity after the Exchanging U.S. Holder acquired the Old Note. Although it is not entirely clear, it is likely that, for the purpose of determining the number of complete years to maturity, the maturity date should be deemed to be March 15, 2009). If an Exchanging U.S. Holder acquired its Old Notes with market discount, a New Note acquired by such Exchanging U.S. Holder in connection with the exchange should be treated as having been acquired with market discount to the extent that the adjusted tax basis in the Old Note at the time of the exchange is less than the issue price of the New Notes. An Exchanging U.S. Holder’s adjusted tax basis in its Old Notes is described above under “— Exchange Not Treated as Recapitalization.” Further, although it is not entirely clear, if and to the extent that the amount of the accrued market discount on the Exchanging U.S. Holder’s Old Notes which, as of the time of the exchange, has not been taken into income does not exceed the amount of the market discount on a New Note, the market discount on the New Note generally should be treated as accrued market discount. To the extent that accrued market discount not yet included in income on the Exchanging U.S. Holder’s Old Notes exceeds the market discount on the New Notes, any gain recognized on a subsequent sale, exchange, conversion, or other disposition of the New Notes generally should be taken into account as additional ordinary income. An Exchanging U.S. Holder generally will not be treated as having acquired with market discount a New Note in connection with the exchange in the event that the exchange does not qualify as a recapitalization.

Under the market discount rules, an Exchanging U.S. Holder will be required to treat any partial principal payment on a New Note, or any gain realized on the sale, certain conversions, retirement, or other disposition of a New Note, as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on such New Note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless the Exchanging U.S. Holder elects to accrue market discount on a constant yield basis. The manner in which the put, call and conversion features of the New Notes will be taken into account for purposes of assessing market discount is not entirely clear. Once made, such an election may be revoked only with the consent of the IRS and, therefore, should only be made in consultation with a tax advisor.

An Exchanging U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a New Note with market discount until the maturity of the note or certain earlier dispositions, because a current deduction is only allowed to the extent that the interest expense exceeds the portion of market discount allocable to the days during the taxable year in which the New Note was held by the taxpayer. An Exchanging U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or constant yield basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for U.S. federal income tax purposes. Such an election will apply to all debt instruments with market discount acquired by the Exchanging U.S. Holder on or after the first day of the taxable year to which such election applies and may be revoked only with the consent of the IRS. The election, therefore, should only be made in consultation with a tax advisor.

The rules regarding whether a note has been acquired with market discount, the amount of any such market discount, and the treatment and accrual of such market discount, including the treatment of market discount upon any subsequent sale, retirement (partial or otherwise), exchange, or other disposition of a note, are complex. Exchanging U.S. Holders should consult their tax adviser regarding such matters.

Acquisition Premium.  An Exchanging U.S. Holder’s interest in a New Note will be acquired with acquisition premium if the Exchanging U.S. Holder’s initial basis in the New Note exceeds the issue price of the New Note but does not exceed its SRPM. In connection with the exchange, this would occur only if (1) the exchange were treated as a Tax Exchange that qualified as a recapitalization, (2) the Exchanging U.S. Holder’s adjusted tax basis in the Old Notes were greater than the fair market value of the New Notes, determined as of the date of the exchange, and (3) the New Notes were treated as being issued with OID. Acquisition premium reduces the amount of any OID that the Exchanging U.S. Holder would otherwise have to include in income for a year by the portion of the acquisition premium properly allocable to that year.

Amortizable Bond Premium.  If an Exchanging U.S. Holder acquires a debt instrument for an amount that is greater than the sum of all amounts payable on the debt instrument after the purchase date, other than payments of qualified stated interest, then such Exchanging U.S. Holder will be considered to have acquired the debt instrument with “amortizable bond premium.” In general, amortizable bond premium with respect to any convertible debt instrument (such as a New Note) will be equal in amount to the excess, if any, of the initial tax basis (reduced as described below) over the sum of all amounts payable on the debt instrument other than qualified stated interest. This generally will not be the case if the exchange does not qualify as a recapitalization. Further, for these purposes only, an Exchanging U.S. Holder’s initial tax basis in a convertible debt instrument (such as a New Note) is reduced by an amount equal to the value of such Exchanging U.S. Holder’s option to convert the convertible debt instrument for other property (such as our common shares); the value of this option may be determined under any reasonable method. However, in the case of a debt instrument that may be redeemed prior to maturity at the option of the issuer (such as the New Notes), the amount of amortizable bond premium is determined by substituting the first date on which the debt instrument may be redeemed (the “redemption date”) for the maturity date and the applicable redemption price on the redemption date for the amount payable at maturity, if the result would maximize the Exchanging U.S. Holder’s yield to maturity (i.e., result in a smaller amount of amortizable bond premium properly allocable to the period before the redemption date). If the issuer does not in fact exercise its right to redeem the debt instrument on the applicable redemption date, then the debt instrument will be treated (solely for purposes of the amortizable bond premium rules) as having matured and then as having been reissued for the Exchanging U.S. Holder’s “adjusted acquisition price,” which is an amount equal to the Exchanging U.S. Holder’s basis in the debt instrument (as determined under the applicable Treasury Regulations), less the sum of (i) any amortizable bond premium allocable to prior accrual periods and (ii) any payments previously made on the debt instrument (other than payments of qualified stated interest). The debt instrument deemed to have been reissued will again be subject to the amortizable bond premium rules with respect to the remaining dates on which the debt instrument is redeemable.

An Exchanging U.S. Holder may elect to amortize bond premium on a debt instrument over the remaining term of the debt instrument. Once made, the election applies to all taxable debt instruments then owned and thereafter acquired by the Exchanging U.S. Holder on or after the first day of the taxable year to which such election applies, and may be revoked only with the consent of the IRS. The election, therefore, should only be made in consultation with a tax advisor. In general, an Exchanging U.S. Holder amortizes bond premium by offsetting the qualified stated interest allocable to an accrual period with the bond premium allocable to the accrual period, which is determined under a constant yield method pursuant to the applicable Treasury Regulations. If the bond premium allocable to an accrual period exceeds the qualified stated interest allocable to such period, the excess is treated by the Exchanging U.S. Holder as a bond premium deduction. The bond premium deduction for each accrual period is limited to the amount by which the Exchanging U.S. Holder’s total interest inclusions on the debt instrument in prior accrual periods exceed the total amount treated by such Exchanging U.S. Holder as a bond premium deduction on the debt instrument in prior accrual periods. Any amounts not deductible in an accrual period may be carried forward to the next accrual period and treated as bond premium allocable to that period.

Election to Include All Interest in Income Using a Constant Yield Method.  An Exchanging U.S. Holder may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions. Because this election will affect how the Exchanging U.S. Holder treats debt instruments other than the New Notes, it should be made only in consultation with a tax advisor.

Conversion of Notes for Cash.  A conversion of a New Note in exchange solely for cash will be treated as a taxable sale or exchange of the New Note, as described below under “— Sale, Exchange or Retirement of the Notes.”

Conversion of Notes for Common Stock, or Cash and Common Stock.

In the event that we satisfy the conversion obligation solely with our common stock, an Exchanging U.S. Holder generally will not recognize any gain or loss, except for any gain or loss attributable to the receipt of cash in lieu of a fractional share. The Exchanging U.S. Holder’s adjusted basis in the common stock will equal his adjusted basis in the New Note (less the portion of the basis allocable to a fractional share of common stock for which cash is received), and the Exchanging U.S. Holder’s holding period for the common stock will include the period during which he is treated as holding the New Note. The receipt of cash in lieu of a fractional share of common stock generally will result in capital gain or loss measured by the difference between the cash received for the fractional share and the U.S. Holder’s adjusted tax basis in the fractional share. Any gain realized upon a subsequent disposition of such common stock will be treated as ordinary income up to the amount of any accrued market discount in respect of its New Notes being converted (including any accrued market discount in respect of the Old Notes in excess of the market discount in respect of the New Notes) not yet included in income.

In the event that we satisfy the conversion obligation in part with cash and in part with common stock, (and such cash is not delivered merely in lieu of a fractional share), we intend to take the position (and the following discussion assumes) that the conversion will be treated as a recapitalization for United States federal income tax purposes, although the matter is uncertain. Assuming such treatment, an Exchanging U.S. Holder will recognize gain realized in connection with the conversion to the extent of cash received (other than amounts received in lieu of a fractional share), but no loss will be recognized on such conversion. The Exchanging U.S. Holder’s adjusted tax basis in the common stock permitted to be received tax-free will equal the Exchanging U.S. Holder’s adjusted tax basis in the corresponding New Note less the amount of cash received (other than, as described above, the amount attributable to a fractional share) plus the amount of gain recognized on the conversion (other than in respect of a fractional share). The Exchanging U.S. Holder’s holding period for the common stock received will include the holding period for the corresponding New Note. An Exchanging U.S. Holder will recognize ordinary income to the extent of the lesser of its (a) gain recognized in connection with the conversion or (b) its accrued market discount in respect of its New Notes being converted (including any accrued market discount in respect of the Old Notes in excess of the market discount in respect of the New Notes) not yet included in income. If the conversion were not treated as a recapitalization, the cash payment received on conversion would be treated as proceeds from a sale of a portion of the New Notes, and taxed in the manner described under “— Sale, Exchange, or Retirement of the New Notes” below. In such case, the Exchanging U.S. Holder’s adjusted tax basis in the New Note would be allocated pro rata between the common stock and cash received, in accordance with their fair market value. Exchanging U.S. Holders are urged to consult their tax advisors regarding the tax treatment of the receipt of cash and our common stock for New Notes upon conversion.

Sale, Exchange or Retirement of the New Notes.  Upon the sale, exchange (other than a conversion for cash and common shares, which is discussed above), redemption, repurchase, retirement or other disposition of a New Note, an Exchanging U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of any cash proceeds and the fair market value of any other property received on the disposition and (ii) such Exchanging U.S. Holder’s adjusted tax basis in the New Note. An Exchanging U.S. Holder’s adjusted tax basis in a New Note acquired in connection with the exchange generally will equal either, if the exchange is treated as a Tax Exchange that does not qualify as a recapitalization, the fair market value, determined as of the date of the exchange, of the New Notes, or, if the exchange is treated as a Tax Exchange that does qualify as a recapitalization, the Exchanging U.S. Holder’s adjusted tax basis in its Old Notes at the time of the exchange, (i) increased by (A) any accrued OID, and (B) any accrued market discount if the Exchanging U.S. Holder has included the accrued market discount in income and (ii) decreased by (Y) the amount of any payments, received, and (Z) any amortizable bond premium taken with respect to such New Note. Capital gain or loss recognized upon the disposition of a New Note will be a long-term capital gain or loss if the New Note was held for more than one year; however, an Exchanging U.S. Holder will recognize ordinary income to the extent of the lesser of its (a) gain recognized in connection with the disposition or (b) its accrued market discount in respect of its New Notes being converted (including any accrued market discount in respect of the Old Notes in excess of the market discount in respect of the New Notes) not yet included in income. The maximum tax rate on long-term capital gains to non-corporate Exchanging U.S. Holders generally is 15% (for taxable years ending on or prior to December 31, 2010). The deductibility of capital losses may be subject to limitations.

Adjustments to Conversion Rate.  As is the case with the Old Notes, the conversion rate is subject to adjustment under specified circumstances. Under Section 305 of the Code and the applicable Treasury Regulations, a holder of New Notes could, in certain circumstances, be deemed to have received a distribution with respect to our common shares if and to the extent that the conversion rate is adjusted (or upon certain failures to adjust the conversion rate), resulting in ordinary income to the extent of our current and accumulated earnings and profits. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the debt instruments will generally not be deemed to result in a constructive distribution with respect to our common shares.

Adjustments in respect of taxable dividends to our shareholders do not qualify as being made pursuant to a bona fide reasonable adjustment formula. To qualify as a REIT, we generally must make distributions as taxable dividends (other than capital gain dividends) to our stockholders in an amount at least equal to:

•	the sum of (a) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain, and (b) 90% of our net income after tax, if any, from foreclosure property, minus

•	the sum of certain items of non-cash income.

See the section titled “Material U.S. Federal Income Tax Considerations — Taxation of the Company as a REIT — Annual Distribution Requirements” in the Form 8-K.

As a result, and as described above in the section titled “Description of the New Notes and New Guarantee — Conversion Rate Adjustments,” we anticipate that with either the Old Notes or the New Notes, adjustments in the conversion rate and the resulting deemed distributions will occur regularly. If such adjustments are made, we intend to take the position that you will be deemed to have received constructive distributions from us, even though you have not received any cash or property as a result of such adjustments. In such case, the deemed distribution would be subject to the rules described under the section titled “Material U.S. Federal Income Tax Considerations — Taxation of Holders of Shares of Our Common Stock — Taxation of U.S. Stockholders — Distributions to Stockholders” in the Form 8-K. Further, we intend to take the position that the amount of any such constructive distribution for U.S. federal income tax purposes should be equal to the fair market value of the additional common shares of the Company, determined as of the date of any such adjustment, that each holder of a New Note could be entitled to receive as a result of such adjustment. It is possible, however, that the IRS may disagree with this method of calculating the amount of any such constructive distribution.

Exchanging Non-U.S. Holders

The rules governing the U.S. federal income taxation of an Exchanging non-U.S. Holder are complex and no attempt will be made herein to provide more than a general summary of such rules. Exchanging non-U.S. Holders should consult their tax advisors to determine the effect of U.S. federal, state, local and foreign tax laws, as well as tax treaties, with regard to holding the New Notes.

Discount and Interest.  An Exchanging non-U.S. Holder holding the New Notes on its own behalf generally will be exempt from U.S. federal income and withholding taxes on payments of interest (including any accrued OID) on a New Note so long as such payments are not effectively connected with the conduct of a trade or business in the United States by such Exchanging non-U.S. Holder, unless such Exchanging non-U.S. Holder actually or constructively owns 10% or more of the combined voting power of our voting stock (within the meaning of section 871(h)(3) of the Code), is a controlled foreign corporation with respect to which we are a “related person” within the meaning of section 864(d)(4) of the Code, or is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business. In order for an Exchanging non-U.S. Holder that is an individual or corporation (or entity treated as such for U.S. federal income tax purposes) to qualify for the exemption from taxation on noncontingent interest, the “withholding agent” (generally, the last U.S. payor or a non-U.S. payor who is a qualified intermediary or withholding foreign partnership) must have received a statement (generally made on IRS Form W-8BEN) from the individual or corporation that: (i) is signed under penalties of perjury by the beneficial owner of the note, (ii) certifies that such owner is not a U.S. Holder and (iii) provides the beneficial owner’s name and address. Certain securities clearing organizations and other entities that are not beneficial owners, may provide a signed statement accompanied by a copy of the beneficial owner’s IRS Form W-8BEN to the withholding agent. An IRS Form W-8BEN is generally effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances renders any information on the form incorrect. Notwithstanding the preceding sentence, an IRS Form W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner. The beneficial owner must inform the withholding agent within 30 days of such change and furnish a new IRS Form W-8BEN. An Exchanging non-U.S. Holder that is not an individual or corporation (or an entity treated as a corporation for U.S. federal income tax purposes) holding the New Notes on its own behalf may have substantially increased reporting requirements and should consult its tax advisor.

To the extent that interest income with respect to a New Note is not exempt from U.S. withholding tax as described above, an Exchanging non-U.S. Holder may still be able to eliminate or reduce such taxes under an applicable income tax treaty.

Disposition of the Notes.  Any gain realized on the sale, redemption, repurchase, conversion (a conversion of the New Notes solely for common shares, or in part for cash and in part for our common shares), or other taxable disposition of a New Notes by an Exchanging non-U.S. Holder, will be exempt from U.S. federal income and withholding taxes so long as: (i) the gain is not effectively connected with the conduct of a trade or business in the United States by such Exchanging non-U.S. Holder, (ii) in the case of a foreign individual, such Exchanging non-U.S. Holder is not present in the United States for 183 days or more in the taxable year, and (iii) the New Notes do not constitute USRPIs within the meaning of the FIRPTA.

The New Notes will not constitute USRPIs if we are not a “United States real property holding corporation” (“USRPHC”) throughout an applicable testing period. A U.S. corporation (such as the Company) is a USRPHC if at least 50% of the value of its assets consist of USRPIs, which include interests in real property, but not interests solely as a creditor in real property, such as mortgage loans. Currently, we believe that the majority of our assets will not be considered USRPIs because they are interests solely as a creditor in mortgage loans. We believe that we have not been an any time, and will not be at the time of the exchange, a USRPHC, although there can be no assurance that the composition of our assets will not change and include substantially more USRPIs in the future. Accordingly, there can be no assurance that we will not be a USRPHC at some point during the applicable testing period at the time of the disposition. The applicable testing period is the shorter of (a) the period during which the holder is treated as having acquired the interest being disposed or (b) the 5-year period ending on the date of such disposition

Even if, however, we had been USRPHC at some point during the applicable testing period at the time of the disposition, the New Notes will not be treated as USRPIs, and therefore generally not subject to FIRPTA at the time of the disposition, if any class of our stock is considered “regularly traded” under applicable Treasury Regulations on an “established securities market,” such as the New York Stock Exchange, and either (1) if the New Notes are not considered regularly traded, the Exchanging non-U.S. Holder did not own, actually or constructively, New Notes with a fair market value greater than the fair market value on that date of 5% of our outstanding common stock or (2) if the New Notes are considered regularly traded, the Exchanging non-U.S. Holder did not own, actually or constructively, more than 5% of the total fair market value of the New Notes, in either case at any time.

If gain on the sale, redemption, repurchase, conversion (including a conversion for cash and/or any of our common shares), or other taxable disposition of New Notes were subject to taxation under FIRPTA, the Exchanging non-U.S. Holder generally would be subject to regular U.S. income tax with respect to any gain in the same manner as an Exchanging U.S. Holder that had sold the New Notes in a fully taxable transaction, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. In that case, withholding tax may apply and any withholding tax withheld pursuant to the rules applicable to dispositions of a USRPI would be creditable against such Exchanging non-U.S. holder’s U.S. federal income tax liability.

Exchanging non-U.S. Holders are urged to consult their tax advisors as to whether the sale, redemption, repurchase, conversion could be subject to U.S. federal income tax under FIRPTA in their particular circumstances.

Adjustments to Conversion Rate.  As is the case with the Old Notes, the conversion rate is subject to adjustment in certain circumstances. Any such adjustment (or to failure to make such adjustment) could, in certain circumstances, give rise to a deemed distribution to Exchanging non-U.S. Holders of the New Notes. We anticipate that with either the Old Notes or the New Notes, adjustments in the conversion rate and the resulting deemed distributions will occur regularly. See “— Exchanging U.S. Holders — Adjustments to Conversion Rate,” above. In such case, the deemed distribution would be subject to the rules described generally under the section titled “Material U.S. Federal Income Tax Considerations — Taxation of Holders of Shares of Our Common Stock — Taxation of Non-U.S. Stockholders — Distributions” in the Form 8-K.

In the case of deemed distributions, because such deemed distributions will not give rise to any cash from which any applicable U.S. federal withholding tax can be satisfied, the indenture provides that we may set off any withholding tax that we are required to collect with respect to any such deemed distribution against cash payments of interest or from cash or common shares otherwise deliverable to a holder upon a conversion of New Notes or a redemption or repurchase of New Notes.

Interest or Gain Effectively Connected with Conduct of U.S. Trade or Business.  Except to the extent that an applicable income tax ,treaty otherwise provides, an Exchanging non-U.S. Holder whose gain or interest

(including discount) income with respect to a New Note is effectively connected with the conduct of a trade or business in the United States by such Exchanging non-U.S. Holder, although exempt from the withholding tax previously discussed if the holder furnishes an IRS Form W-8ECI, will generally be subject to U.S. federal income tax on the gain or interest income at regular U.S. federal income tax rates, as if the holder were a U.S. person. In addition, if an Exchanging non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “dividend equivalent amount,” as such term is defined in, and subject to the rules and exceptions provided in, the Code, for the taxable year, subject to adjustment, unless it qualifies for a lower rate or an exemption under an applicable tax treaty.

Information Reporting and Backup Withholding

The exchange, payments of interest, discount, and other current income made by us on, and the proceeds of the sale or other disposition (including a redemption or conversion) of, the New Notes may be subject to information reporting and U.S. federal backup withholding tax at the current rate of 28% if the recipient of such payment fails to supply an accurate taxpayer identification number or otherwise fails to comply with U.S. information reporting or certification requirements. Any amount withheld under the backup withholding rules generally is allowable as a credit against a holder’s U.S. federal income tax, provided that the required information is furnished timely to the IRS and certain other requirements are satisfied.

VALIDITY OF SECURITIES

The validity of the New Notes and the shares of common stock issuable upon conversion of the New Notes are being passed upon for CapitalSource Inc. by Hogan & Hartson LLP. The validity of the New Notes will be passed upon for the dealer manager by Davis Polk & Wardwell, New York, New York.

EXPERTS

The consolidated financial statements of CapitalSource Inc. appearing in Capital Source Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2005, and CapitalSource Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

WHERE YOU CAN FIND MORE INFORMATION/ INCORPORATION BY REFERENCE

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy any reports, statements or other information on file at the SEC’s public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings are also available to the public from commercial document retrieval services. These filings are also available at the Internet website maintained by the SEC at http://www.sec.gov. You can also inspect copies of our public filings at the offices of the New York Stock Exchange (the “NYSE”). For further information about obtaining copies of our public filings from the NYSE, please call (212) 656-5060.

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents (File No. 001-31753) contain important information about us and our financial condition:

•	our Annual Report on Form 10-K for the year ended December 31, 2005;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2006, June 30, 2006 and September 30, 2006;

•	our Current Reports on Form 8-K filed with the SEC on January 4, 2006, January 30, 2006, February 9, 2006, February 28, 2006, March 3, 2006, March 8, 2006, March 8, 2006, March 15, 2006, March 20, 2006, April 17, 2006, May 3, 2006, June 8, 2006, July 7, 2006, July 21, 2006, August 3, 2006, October 4, 2006, December 13, 2006, December 27, 2006, February 6, 2007 and February 13, 2007 and

•	the description of our common stock contained in its Registration Statement on Form 8-A filed with the SEC on July 25, 2003, as amended by our Registration Statement on Form 8-A/A filed with the SEC on May 22, 2006, including any amendment or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the exchange offer has been closed or terminated; provided, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K except to the extent identified in any such report. These documents may include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements. Once our Annual Report on Form 10-K for the year ended December 31, 2006 has been filed, it will supersede the information contained in our annual, quarterly and current reports for the year ended December 31, 2005.

You may obtain copies of any of these filings through CapitalSource as described below, through the SEC or through the SEC’s Internet website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus supplement, by requesting them in writing, by telephone or via the Internet at:

CapitalSource Inc.
4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland 20815
(800) 370-9431
Attn: Investor Relations
Internet Website: www.capitalsource.com

THE INFORMATION CONTAINED ON OUR WEBSITE DOES NOT CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

The exchange agent for the exchange offer is:

Wells Fargo Bank, N.A.

By Facsimile (Eligible Institutions only):	By Mail, Hand or Overnight Delivery:
215-861-9460 By Telephone: 215-861-9406	Wells Fargo Bank, N.A. 1600 J.F. Kennedy Blvd. Suite 810 Philadelphia, PA 19103

Questions, requests for assistance and requests for additional copies of this prospectus may be directed to the information agent or the dealer manager at each of their addresses set forth below:

The information agent for the exchange offer is:

Georgeson Inc.

17 State Street, 10th Floor
New York, NY 10004

Banks and brokers call: 212-440-9800
All others: 888-293-6906

The dealer manager for the exchange offer is:

CITIGROUP GLOBAL MARKETS INC.
390 Greenwich Street, 5th Floor
New York, NY 10013
Telephone: 212-723-7372
Toll-Free Telephone; 800-655-7450

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Officers and Directors.

Section 145 of the Delaware General Corporation Law sets forth provisions that define the extent to which a corporation organized under the laws of Delaware may indemnify directors, officers, employees or agents. Section 145 provides as follows:

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Article VII of our bylaws provides, in part, that we shall, to the full extent permitted under applicable law, indemnify and, upon request, advance expenses to any person:

“...made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative... arising out of, relating to, based upon, in connection with or due to the fact that such person is or was a director or officer of the Corporation, any predecessor of the Corporation or any subsidiary of the Corporation or is or was serving at the request of the Corporation, any predecessor of the Corporation or any subsidiary of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan. . .”

Section 102(b)(7) of the Delaware General Corporation Law permits corporations to eliminate or limit the personal liability of their directors by adding to the certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director for (a) any breach of any director’s duty of loyalty to the corporation or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) payment of dividends or repurchases or redemptions of stock other than from lawfully available funds, or (d) any transaction from which the director derived an improper personal benefit.

Article VI of our Second Amended and Restated Certificate of Incorporation provides that:

‘‘[n]o director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the General Corporation Law of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware shall be amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall, automatically, without any action, be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended. Any repeal or modification of this Article VI by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omission occurring prior to, such repeal or modification.”

In addition, we entered into indemnification agreements with each of our directors and officers. These indemnification agreements provide for the indemnification of our directors and officers to the fullest extent permitted by Delaware law, whether or not expressly provided for in our Amended and Restated Bylaws, and set forth the process by which claims for indemnification are considered.

The officers, members and managers of CapitalSource Finance LLC may be insured and/or indemnified against liability incurred in their capacity as such pursuant to provisions in the limited liability company agreement of such additional registrant. Section 4 of such additional registrant’s limited liability company agreement providing insurance or indemnification or a limitation of liability is set forth in the exhibits, identified below, to this registration statement and is incorporated herein by reference.

Officers, members and managers of CapitalSource Finance LLC may also be insured and/or indemnified against liability incurred in their capacity as such pursuant to the provisions of Section 18-108 of the Delaware Limited Liability Company Act, which are set forth in the exhibits, identified below, to this registration statement and are incorporated herein by reference.

Item 21.	Exhibits

Item 21 is incorporated herein by reference to the Exhibit Index.

Item 22.	Undertakings

(a) The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the action has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chevy Chase, State of Maryland, on February 13, 2007.

CAPITALSOURCE INC.

By:	/s/ John K. Delaney
John K. Delaney
Chairman of the Board and
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of CapitalSource Inc., do hereby constitute and appoint John K. Delaney, Thomas A. Fink and Steven A. Museles and each and any of them, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 13, 2007.

Signature	Title

/s/ John K. Delaney John K. Delaney	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas A. Fink Thomas A. Fink	Chief Financial Officer (Principal Financial Officer)

/s/ David C. Bjarnason David C. Bjarnason	Chief Accounting Officer (Principal Accounting Officer)

/s/ William G. Byrnes William G. Byrnes	Director

Frederick W. Eubank, II	Director

/s/ Jason M. Fish Jason M. Fish	Director

Signature	Title

Andrew B. Fremder	Director

/s/ Tully M. Friedman Tully M. Friedman	Director

Sara L. Grootwassink	Director

/s/ Timothy M. Hurd Timothy M. Hurd	Director

/s/ Dennis P. Lockhart Dennis P. Lockhart	Director

Thomas F. Steyer	Director

/s/ Paul R. Wood Paul R. Wood	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chevy Chase, State of Maryland, on February 13, 2007.

CAPITALSOURCE FINANCE LLC

By:	/s/ John K. Delaney
John K. Delaney
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of CapitalSource Finance LLC, do hereby constitute and appoint John K. Delaney, Thomas A. Fink and Steven A. Museles and each and any of them, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 13, 2007.

Signature	Title

/s/ John K. Delaney John K. Delaney	Chief Executive Officer (Principal Executive Officer)

/s/ Thomas A. Fink Thomas A. Fink	Chief Financial Officer (Principal Financial Officer)

/s/ David C. Bjarnason David C. Bjarnason	Chief Accounting Officer (Principal Accounting Officer)

EXHIBIT INDEX

1	.1*	Form of Dealer Manager Agreement.
4.1		Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 3 to the registrant’s Registration Statement on Form 8-A/A, filed with the Commission on May 22, 2006).
4.2		Second Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K, filed with the SEC on May 3, 2006.
4.3		Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003).
4.4		Indenture related to the Old Notes, dated as of March 19, 2004, by and among CapitalSource Inc., as Issuer, U.S. Bank National Association, as Trustee, and CapitalSource Holdings LLC and CapitalSource Finance LLC, as Guarantors, including form of Senior Convertible Debenture Due 2034 (incorporated by reference to Exhibit 4.7 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004).
4	.4.1	First Supplemental Indenture related to the Old Notes, dated as of October 18, 2004, by and among the registrant, CapitalSource Holdings Inc. and CapitalSource Finance LLC, as Guarantors, and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1.1 to the registrant’s Registration Statement on Form S-3 (Reg. No. 333-118744)).
4	.5*	Form of Indenture relating to the New Notes between CapitalSource Inc. and Wells Fargo Bank, N.A., as Trustee thereunder.
4.6		Form of 1.25% Senior Convertible Debentures Due 2034 relating to the Old Notes (included in Exhibit 4.4).
4	.7*	Form of 1.625% Senior Subordinated Convertible Debentures Due 2034 relating to the New Notes (to be included in Exhibit 4.5).
5	.1*	Opinion of Hogan & Hartson L.L.P.
8	.1*	Tax Opinion of Hogan & Hartson L.L.P.
12.1		Computation of Ratios of Earnings to Fixed Charges (incorporated herein by reference to the same-numbered exhibit to the registrant’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2006).
23	.1**	Consent of Ernst & Young LLP.
23	.2*	Consents of Hogan & Hartson L.L.P. (to be included in Exhibits 5.1 and 8.1).
24	.1**	Power of Attorney (included on the signature page hereof).
25	.1*	Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939, as amended on Form T-1.
99	.1**	Letter of Transmittal.
99	.2**	Letter to Brokers, Dealers, Banks, Trust Companies and Other Nominees.
99	.3**	Form of Letter to Clients.
99.4		Amended and Restated Operating Agreement of CapitalSource Finance LLC (incorporated by reference to Exhibit 99.1 to the registrant’s Registration Statement on Form S-3 (Registration No. 333-118738)).
99.5		Section 18-108 of the Delaware Limited Liability Company Act (incorporated by reference to Exhibit 99.3 to the registrant’s Registration Statement on Form S-3 (Registration No. 333-118738)).

*	To be filed by amendment.

**	Filed herewith.